As filed with the U.S. Securities and Exchange Commission on March 31, 2020.

Registration Statement No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5065	30-1135279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Moyer

Chief Executive Officer

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Scott M. Miller, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060	Brett Moyer Chief Executive Officer Summit Wireless Technologies, Inc. 6840 Via Del Oro, Ste. 280 San Jose, CA 95119 (408) 627-4716	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock(3)	$7,500,000	$973.50
Common warrants to purchase shares of Common Stock(4)(5)	—	—
Shares of Common Stock underlying common warrants (6)	$4,125,000	$535.43
Underwriter’s Warrant to purchase Common Stock(6)	—	—
Common Stock underlying Underwriter’s Warrant(3)(7)	$450,000	$58.41
Total	$12,075,000	$1,567.34

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of securities being registered and the proposed maximum offering price per share and warrants are not included in this table.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.
(4)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act.
(5)	The common warrants are exercisable at a per share exercise price equal to 110% of the public offering price of one share of Common Stock. The proposed maximum aggregate public offering price of the shares of Common Stock issuable upon exercise of the common warrants was calculated to be $4,125,000, which is equal to 110% of $3,750,000 (which is 50% of $7,500,000, as each share of Common Stock will receive a warrant to purchase one-half of one share of Common Stock).
(6)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(7)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants represent up to 5% of the aggregate number of shares of Common Stock sold in this offering and are exercisable at a per share exercise price equal to 120% of the public offering price of the shares of Common Stock. The proposed maximum aggregate offering price of the underwriter’s warrants is $450,000, which is equal to 120% of 5% (or $375,000) of the proposed maximum aggregate offering price of $7,500,000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement related to these securities filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 31, 2020

Summit Wireless Technologies, Inc.

______ Shares of Common Stock

Common Warrants to Purchase ______Shares of Common Stock

_________ Shares of Common Stock Underlying the Common Warrants

Summit Wireless Technologies, Inc. (the “Company”, “we”, “us” or “our”) is offering an aggregate of ________ shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), together with a number of common warrants (the “Warrants”) to purchase ________ shares of Common Stock (and the shares of Common Stock that are issuable from time to time upon exercise of the Warrants). Each Warrant, upon exercise at a price of ___% of the public offering price of the Common Stock, will result in the issuance of 0.50 of a share of Common Stock to the holder of such Warrant. This offering also relates to the shares of Common Stock issuable upon exercise of any Warrants sold in this offering.

The Warrants will be exercisable immediately, will expire five years from the date of issuance. The shares of Common Stock can be purchased only with the accompanying Warrants (other than the over-allotment option), but will be issued separately, and will be immediately separable upon issuance.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WISA.” On March 30, 2020, the last reported sale price of our Common Stock on Nasdaq was $0.34 per share. The actual public offering price per share of Common Stock will be determined between us and the Underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The public offering price of the Warrant is $___ per Warrant. There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

	Per Share	Per Common Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1) (2)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The Underwriter will receive an underwriting discount equal to 8.0% of the gross proceeds in this offering, other than any sales to an investor with whom we have a pre-existing relationship for which the Underwriter will we receive an underwriting discount equal to 4.0%. In addition, we have agreed to pay up to a maximum of $100,000 of the fees and expenses of the Underwriter in connection with this offering, which includes the fees and expenses of Underwriter’s counsel. See “Underwriting” Section for more information.

(2)	We have also agreed to issue to the Underwriter warrants to purchase up to ______ shares of our Common Stock. See “Underwriting” beginning on page 52 for additional information regarding these warrants and underwriting compensation generally.

We have also granted an option to the underwriters to purchase up to additional shares of Common Stock and/or Warrants on the same terms and conditions set forth above from us within 45 days after the date of this prospectus to cover over-allotments, if any.

We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $________.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

The underwriters expect to deliver the Company’s securities to the purchasers on or about         , 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is __________, 2020.

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the underwriters have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.summitwireless.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the related notes and the information set forth under the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements”. Unless the context otherwise requires, we use the terms “Summit,” “Company,” “our,” “us,” and “we” in this prospectus to refer to, prior to the corporate conversion discussed below, Summit Semiconductor, LLC, and after the corporate conversion, to Summit Wireless Technologies, Inc. (f/k/a Summit Semiconductor, Inc.) and, where appropriate, in each case our consolidated subsidiaries.

Summit Wireless Technologies, Inc.

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. We currently sell modules which wirelessly transmit and receive audio directly to speakers. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 60 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, televisions (“TVs”), game consoles and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our software onto commercially available internet of things (“IoT”) modules with integrated Wi-Fi technology.

Industry Background

The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. The information contained in or accessible through the foregoing website is not part of this prospectus, or the registration statement of which this prospectus forms a part, and is for informational purposes only.

Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chips and modules technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

1

Summit is currently developing certain proprietary software for which patent applications have been submitted that we believe will allow us to enable smart devices that have Wi-Fi and video media to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at recent Consumer Electronics Shows in Las Vegas, Nevada. Our goal is to commercialize a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost systems on a chip (“SOC”) and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of which agree that a standardized method of interoperability between wireless audio components should exist, and most of which believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA-certification is an industrywide “stamp of approval” certifying that a product is interoperable with other products in the WiSA ecosystem and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products.

In 2018, the Company introduced the WiSA ReadyTM certification. The WiSA ReadyTM certification identifies entertainment sources – such as TVs, gaming systems or computers – that are equipped to deliver up to eight (8) channels of HD audio to WiSA-certified speakers when connected with a WiSA Universal Serial Bus (“USB”) transmitter. This program simplifies consumer set-up and reduces costs by replacing AV receivers or wireless hubs with a low-cost USB accessory. We believe that using WiSA ReadyTM products allows consumers to more simply and conveniently enjoy wireless multi-channel sound, eliminating the clutter, wires and complicated installs generally required to create immersive audio experiences.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless HD surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and, we believe, provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

2

Modules

Summit has designed wireless modules that provide high performance wireless audio for our customers to integrate into their products, such as a speaker, TV, media hubs and USB or HDMI dongles. These modules include our custom semiconductors with our intellectual property (“IP”) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receive the wireless audio signal and processes it for audio play out.

Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs and USB or HDMI dongles. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as 10-meters by 10-meters with uncompressed, 24-bit audio up to 96 kHz sample rate. The module supports a simple interface, with Inter-IC Sound (“I2S”) or USB audio and control. In addition, Summit’s technology has been approved by Digital Content Protection, LLC, the licensing agency for High-bandwidth Digital Content Protection, as an audio only output technology for retransmission of audio content.

Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. The four printed circuit board antennas simplify system integration while providing robust reception of 24-bit audio up to 96 kHz sample rates virtually anywhere within a 10-meter by 10-meter space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box applications.

The Summit Opportunity

We believe that the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit’s technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe that the simplicity and cost structure of our current WiSA USB transmitter and upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using virtual reality applications. We believe that this is driving a need for an embedded high-fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and speaker audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one microsecond, thus practically eliminating phase distortion between speakers.

3

Ease of Installation

We believe that the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance, especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar, but enjoy a far superior experience. We believe that an overwhelming majority of the content entering consumers’ homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their TV and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system. Consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering the highest standard in HD wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe that consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe that we can build consumer demand for our technology.

Profitability of Audio Component Accessories

High-definition televisions (“HDTVs”) are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. We expect that eventually most of the electronics will be external to the display. We believe that the first physical feature to be removed from HDTVs will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe that HDTV manufacturers know that they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe that some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. We believe that these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside TVs.

Enjoyment of improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s ATMOS and DTS’ DTSx formats, will help propel the demand for wireless speakers well into the future.

Enjoyment of wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit-enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to be accessed and Summit-enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

What Distinguishes Summit from its Competitors

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Management believes that Summit is one of the only companies with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang & Olufsen, Harman International, a division of Samsung and LG Electronics, have begun to adopt our technology as a valued feature in performance products.

4

Category Defining Wireless Audio

Our wireless audio technology delivers 8 channels of uncompressed audio directly to the speakers in 24-bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby ATMOS configurations.

Alternative technologies such as, standard Bluetooth and WiFi protocols were not designed to transmit real-time audio synchronized to video. Standard Bluetooth and WiFi technologies work best for audio only applications when video is not a part of the listening experience. In audio only applications latency is less critical and can be buffered in memory to insure proper speaker synchronization even when audio data retransmissions are needed in today’s congested wireless environments. In video applications retransmissions add to latency. Standard Bluetooth and WiFi protocols have long variable latency that can exceed 50ms resulting in lip-sync issues and variable speaker synchronization making quality multichannel audio experience unachievable. A few custom software and or silicon based solutions exist today that improve performance, but compared to Summit, have longer latencies, lower performing speaker synchronization, and are limited to 2-4 audio channels and often limited to 16-bit CD quality audio.

Summit’s technology roadmap includes proprietary software, currently in development, that will support Wi-Fi protocol. This proprietary software has been designed to scale in audio channel count and sample rates even as Wi-Fi performance or network utilization changes.

Summit Customers

Summit currently sells wireless modules containing custom semiconductor chips to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG, Harman International, a division of Samsung, Sharp, Savant and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

•	improve recognition of our Summit brand and the WiSA Association standard brand;

•	provide excellent products and services to our customers and members;

•	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

•	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

•	reduce hardware costs;

•	enhance and protect our IP portfolio;

•	invest in highly qualified personnel; and

•	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules in relatively small quantities. As new customers introduce Summit-enabled products and current customers introduce second and third generation Summit-enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

5

Interoperability

Interoperability is a key aspect of wireless technology. We believe that this is especially true in audio, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers and helps drive the entire category. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Corporate Information

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. Effective as of September 11, 2018, we changed our name to Summit Wireless Technologies, Inc. We run our operations through Summit Wireless Technologies, Inc., as well as through our wholly-owned subsidiaries, Summit Wireless Japan  K.K., a Japanese corporation, and WiSA, LLC, a Delaware limited liability company.

Where You Can Find Us

Our principal executive offices are located at 6840 Via Del Oro, Ste. 280, San Jose, CA 95119 and our telephone number is (408) 627-4716. Our website address is www.summitwireless.com. The website for the WiSA Association is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

Summit Wireless Technologies, Summit Semiconductor, Summit WirelessTM, the Summit Wireless Technologies, Inc. logo, the WiSA logo and other trade names, trademarks or service marks of Summit Wireless Technologies, Inc. appearing in this prospectus are the property of Summit Wireless Technologies, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	Our success depends on maintaining and increasing our sales, which depends on factors we cannot control, including the viability and reputation of our customers and their products.

●	If we are unable to sell our modules into new markets or to new consumer electronics companies, our revenue may not grow.

●	If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business prospects would suffer.

●	Our business is dependent upon our ability to deploy and deliver our solutions, and the failure to meet our customers’ expectations could harm our reputation, which may have a material adverse effect on our business, operating results and financial condition.

●	We have not been profitable historically and may not achieve or maintain profitability in the future.

●	We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

6

Recent Developments

Nasdaq Notification

On October 16, 2019, we received a written notification (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price of the Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calendar day compliance period, or until April 13, 2020, to regain compliance with the Minimum Bid Price Requirement. During the compliance period, our Common Stock will continue to be listed and traded on Nasdaq. To regain compliance, the closing bid of the Common Stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during such 180-calendar day grace period. If we are not in compliance by April 13, 2020, we may be afforded a second 180-calendar day grace period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq listing standards, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to notify Nasdaq of our intent to cure such minimum bid price deficiency by effecting a reverse stock split, if necessary. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our shares of Common Stock will be subject to delisting. We intend to monitor the closing bid price for our Common Stock between now and April 13, 2020, and will consider available options to resolve our noncompliance with the Minimum Bid Price Requirement, as may be necessary.

On November 18, 2019, we were officially notified by Nasdaq that we did not comply with Listing Rule 5550(b) (the “Rule”), which requires a minimum of $2,500,000 stockholders’ equity (the “Stockholders’ Equity Requirement”), among other listing criteria. We were required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Nasdaq Listing Qualifications staff (“Nasdaq Staff”) by no later than January 2, 2020. On January 2, 2020, we submitted a plan to regain compliance (the “Compliance Plan”) to the Nasdaq Staff. On March 23, 2020, the Nasdaq Staff accepted the Compliance Plan and granted us an extension period pursuant to which we must regain compliance with the Rule. Among other things, the terms of such extension include that we must complete an equity raise on or before May 18, 2020, and must publicly disclose on a Current Report on Form 8-K our prior non-compliance with the Rule and the terms of such equity raise enabling us to regain compliance with the Rule. Notwithstanding the terms of such extension period, if we fail to evidence compliance with the Rule upon the filing of our periodic report for the period ending June 30, 2020, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to Nasdaq’s hearing panel.

On March 24, 2020, we were officially notified by Nasdaq that we did not comply with Listing Rule 5605 (the “Audit Committee Rule”), which requires that the audit committee of our Board include at least three independent directors. In accordance with Nasdaq’s Listing Rules, we have been granted a cure period in order to regain compliance with the Audit Committee Rule, which period ends on (i) the earlier of (x) our next annual stockholders’ meeting or (y) February 10, 2021 or (ii) if such annual stockholders’ meeting is held before August 10, 2020, then we must evidence compliance with the Audit Committee Rule no later than that date. If we fail to evidence compliance with the Audit Committee Rule upon such period’s end, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to Nasdaq’s hearing panel.

If we fail to achieve compliance with all applicable Nasdaq listing requirements, we may be delisted from Nasdaq.

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Funding Agreement

As previously disclosed in our Annual Report on Form 10-K filed with the SEC on March 25, 2020, on January 23, 2020, we entered into a funding agreement, as amended (the “Funding Agreement”), which provided for the issuance to an unaffiliated accredited investor of a convertible promissory note in the principal amount of $111,100, reflecting a 10% original issue discount, 10,000 shares of our Common Stock and a five-year warrant exercisable for 158,714 shares of our Common Stock at an exercise price of $0.49 per share in consideration for $100,000, which was funded on January 24, 2020. Additionally, pursuant to the Funding Agreement, such investor was granted a most favored nation right. As of March 31, 2020, the outstanding debt owed to such investor pursuant to the Funding Agreement has been fully repaid.

February 2020 Private Placement

On February 28, 2020, the Company completed a private placement (the “February 2020 Private Placement”) of $835,000 of units (the “Units”), each consisting of (i) one (1) share of Common Stock and (ii) a warrant to purchase 0.50 of a share of Common Stock (the “February 2020 Warrants”), at a price per Unit of $0.4585. The Units were issued pursuant to a Unit Purchase Agreement, dated February 4, 2020, and a subscription agreement, dated February 28, 2020 by and among the Company and the purchasers signatory thereto. The February 2020 Private Placement, which was priced above market, resulted in gross proceeds of $835,000 before fees and other expenses associated with the transaction. The proceeds of such offering are being used primarily toward increasing stockholders’ equity in order to comply with Nasdaq Listing Rule 5550(b) and for general corporate purposes.

The February 2020 Warrants are exercisable to purchase up to an aggregate of 906,390 shares of Common Stock commencing on the date of issuance at an exercise price of $0.49 per share, subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The February 2020 Warrants are exercisable immediately and will expire on the close of business on February 28, 2025. The exercise of the February 2020 Warrants are subject to beneficial ownership limitations such that each holder of such February 2020 Warrant may exercise it to the extent that such exercise would result in such holder being the beneficial owner in excess of 4.99% (or, upon election of such holder, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

March 2020 Senior Secured Convertible Promissory Note

On March 30, 2020, the Company completed a private placement (the “March 2020 Private Placement”) of a senior secured convertible instrument (the “March 2020 Note”) and a warrant (the “March 2020 Warrant”) to purchase 4,553,571 shares of Common Stock. The March 2020 Note and March 2020 Warrant were issued pursuant to a securities purchase agreement, entered into as of March 22, 2020 (the “March 2020 Purchase Agreement”) by and between the Company and an institutional investor (the “Investor”). The March 2020 Private Placement resulted in gross proceeds of $1,700,000, before fees and other expenses associated with the transaction, including but not limited to, an $85,000 commitment fee payable to the Investor. The net proceeds to be received by the Company in connection with the March 2020 Private Placement will be used primarily for working capital, debt repayment and general corporate purposes. Additionally, the Company agreed to issue to Maxim Group LLC, the placement agent for the March 2020 Private Placement, a warrant to purchase up to an aggregate of 408,000 shares of Common Stock, subject to adjustment, as partial consideration for serving as placement agent in connection with the March 2020 Private Placement.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”);
●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
●	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or
●	obtain stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of the:

●	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;
●	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of the last business day of our most recently completed second fiscal quarter, which ends on June 30);
●	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or
●	last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and we have elected to take advantage of such extended transition period for complying with new or revised accounting standards.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

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The Offering

Shares of Common Stock offered by us	______ shares (______ shares if the Underwriter exercises its over-allotment option in full to purchase shares of Common Stock at the public offering price).

Warrants offered by us

We are also offering Warrants to purchase up to an aggregate of _______ shares of Common Stock (other than with respect to shares of Common Stock purchased in connection with the over-allotment option). Each share of Common Stock is being sold together with a Warrant to purchase one-half of one share of Common Stock. Each Warrant will have an exercise price of $___ per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants. The Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of Common Stock underlying the Warrants.

Option to purchase additional securities

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional ______ shares of Common Stock and/or Warrants to purchase ______ shares of Common Stock at the public offering price, less the underwriting discount.

Total shares of Common Stock to be outstanding after this offering	________ shares (assuming no exercise of any Warrants).

Use of proceeds

We estimate that we will receive gross proceeds of approximately $_____, assuming a public offering price of $___ per share, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds of this offering for product development, sales and marketing, debt repayment, working capital, capital expenditures and other general corporate purposes. These expectations are subject to change.

See “Use of Proceeds” for additional information.

Underwriter’s Warrants	The registration statement of which this prospectus is a part also registers for sale warrants to purchase ___ shares of our Common Stock issuable to Maxim Group LLC, as the representative of the underwriters (the “Underwriter’s Warrants”), as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Underwriter’s Warrants will be exercisable for a five-year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price equal to 120% of the public offering price of the Common Stock. Please see “Underwriting — Underwriters’ Warrants” for a description of these warrants.

Risk factors	See “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Market symbol and trading	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “WISA.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Shares of our Common Stock that will be outstanding after this offering is based on 26,743,765 shares of Common Stock outstanding as of March 30, 2020, but excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of up to 14,058,939 shares of Common Stock as of March 30, 2020, (b) up to an aggregate of 8,160,000 shares of Common Stock issuable upon conversion of the March 2020 Note (assuming full conversion of the March 2020 Note using a conversion price equal to the Variable Conversion Price (as hereinafter defined)) (c) ________ shares of Common Stock underlying the Warrants to be issued in this offering (assuming no exercise of the Underwriter’s over-allotment option), (d) ________ shares of Common Stock underlying the warrants issued to the Underwriter in connection with this offering, (e) 14,088 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 11 months pursuant to the terms of such employee’s restricted stock agreement, (f) 400,000 unvested deferred shares (the “Deferred Shares”) under our 2018 Long-Term Stock Incentive Plan (the “LTIP”), issued to Michael Howse, a member of our board of directors (“Board”), pursuant to a Deferred Shares Agreement, entered into as of January 4, 2019 (the “Deferred Shares Agreement”), and (g) 250,000 shares of Common Stock issuable upon exercise of 250,000 shares of our Series A 8% Senior Convertible Preferred Stock (the “Series A Preferred Stock”) issued to Lisa Walsh on April 18, 2019.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our securities. If any of the following risks is realized, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the price of our Common Stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We have incurred losses since inception.

We have had net losses for several years, since inception, and had an accumulated deficit of approximately $187.7 million as of December 31, 2019, which includes our net losses of approximately $12,038,000 for the year ended December 31, 2019, as compared to approximately $67,357,000 for the year ended December 31, 2018. If we are unsuccessful in implementing any initiatives to improve our revenues in order to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2019 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. We have incurred net losses each year since inception, including approximately an additional $12,038,000 of net loss during the year ended December 31, 2019. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, you may lose some or all of your investment in this offering.

Loss of key customers.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. As of December 31, 2019, three customers accounted for 37%, 28% and 20% of accounts receivable. Sales to Guo Guang Electric Co., a Chinese original device manufacturer that builds product for large consumer electronic companies, represented 57% of our revenue for the year ended December 31, 2019 and Bang & Olufsen, a Danish consumer electronic company, represented 24% of our revenue for the year ended December 31, 2019.

Reliance on module manufacturers.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

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We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life the components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

An outbreak of a new respiratory illness caused by coronavirus disease 2019 (“COVID-19”) has resulted in hundreds of thousands of infections and tens of thousands of deaths worldwide, as of the date of filing of this prospectus, and continues to spread across the globe, including to the United States and Europe, the major markets in which we operate. The outbreak of COVID-19 or by other epidemics could materially and adversely affect our business, financial condition and results of operations. If the coronavirus worsens in China, the United States and Europe, or in other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Disruptive activities could include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from China, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or treat its effect, among others.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

We rely significantly on the members of our wholly-owned subsidiary, WiSA, LLC, to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

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Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	changing consumer demands;

●	evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the rate of growth of our business.

General worldwide economic uncertainty and political changes in the United States and elsewhere could impact our business. Such conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results, financial condition and cash flows could be adversely affected.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

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We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

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Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the general public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the end result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems as a whole may advance technologically. Such changes could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter as a result of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;

●	the renewal of agreements with, and expansion of coverage by, existing customers;

●	the size, timing and terms of our sales to both existing and new customers;

●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

●	changes in our customers’ and potential customers’ budgets;

●	our ability to control costs, including our operating expenses;

●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals; and

●	general economic and political conditions, both domestically and internationally.

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Any one of these or other factors discussed elsewhere in this prospectus may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

We have offices in California and Oregon, but we also have employees in Taiwan and representatives in China, Japan and the Republic of Korea. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;

●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

●	potentially greater difficulty collecting accounts receivable and longer payment cycles;

●	the need to offer customer support in various languages;

●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

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●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

●	tariffs and other non-tariff barriers, such as quotas and local content rules;

●	more limited protection for our IP in some countries;

●	adverse or uncertain tax consequences as a result of international operations;

●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

●	restrictions on the transfer of funds;

●	deterioration of political relations between the United States and other countries; and

●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

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Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of Common Stock or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested warrants have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

We entered into a purchase order with a company in which one of our directors is an executive officer, the fulfillment of which could cause such director to no longer be independent.

In August 2019, we issued a $360,000 purchase order to Hansong Technology, a company in which our director, Helge Kristensen, serves as a vice president. Pursuant to this purchase order, we will pay $360,000 to Hansong Technology for the purchase of certain products. Additionally, Hansong Technology purchased $63,523 of our modules pursuant to purchase orders issued in 2019, with $22,923 received by us in 2019 and the remaining amount expected to be received in 2020. Under the corporate governance rules of the Nasdaq Market, our Board must be composed of a majority of “independent directors.”  Additionally, subject to certain limited exceptions, our audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.  Upon our payment to Hansong Technology, it is very likely that Mr. Kristensen would no longer meet the qualifications of an “independent director,” in which case our Board would no longer be composed of a majority of “independent directors” nor would our committees be composed of all “independent directors.” In such event we would be required to take such actions, as necessary, to regain compliance with the independence requirements under the Nasdaq rules, in order to avoid being delisted.

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Risks Related to Our IP

Failure to protect our IP rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other IP laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of March 30, 2020, we had 9 issued and 6 pending U.S. patents covering our technology. We have three patent applications pending for examination outside of the United States. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

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We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

Risks Related to this Offering and Ownership of Our Common Stock

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our Common Stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

On October 16, 2019, we were officially notified by Nasdaq that the bid price of our Common Stock had failed to satisfy the Minimum Bid Price Requirement and in accordance with Nasdaq’s Listing Rules, we have been granted a 180-calendar day compliance period, or until April 13, 2020, to regain compliance with the Minimum Bid Price Requirement. During the compliance period, our shares of Common Stock will continue to be listed and traded on the Nasdaq Capital Market. To regain compliance, the closing bid of our shares of Common Stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day grace period. If we are not in compliance by April 13, 2020, we may be afforded a second 180-calendar day grace period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq listing standards, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary. In order to regain compliance with the Minimum Bid Price Requirement, we are holding a special meeting of our stockholders on March 31, 2020 in order to approve an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our Common Stock. However, there can be no assurance that such an amendment to effect the reverse stock split will have the desired effect of sufficiently increasing the bid price of our Common Stock for the period required by Nasdaq.

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On November 18, 2019, we were officially notified by Nasdaq that we did not comply with Listing Rule 5550(b) (the “Rule”), which requires a minimum $2,500,000 stockholders’ equity (the “Stockholders’ Equity Requirement”), among other listing criteria. We were required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Nasdaq Listing Qualifications staff (“Nasdaq Staff”) by no later than January 2, 2020. On January 2, 2020, we submitted a plan to regain compliance (the “Compliance Plan”) to the Nasdaq Staff. On March 23, 2020, the Nasdaq Staff accepted the Compliance Plan and granted us an extension period pursuant to which we must regain compliance with the Rule. Among other things, the terms of such extension include that we must complete an equity raise on or before May 18, 2020, and must publicly disclose on a Current Report on Form 8-K our prior non-compliance with the Rule and the terms of such equity raise enabling us to regain compliance with the Rule. Notwithstanding the terms of such extension period, if we fail to evidence compliance with the Rule upon the filing of our periodic report for the period ending June 30, 2020, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to Nasdaq’s hearing panel.

On March 24, 2020, we were officially notified by Nasdaq that we did not comply with Listing Rule 5605 (the “Audit Committee Rule”), which requires that the audit committee of our Board include at least three independent directors. In accordance with Nasdaq’s Listing Rules, we have been granted a cure period in order to regain compliance with the Audit Committee Rule, which period ends on (i) the earlier of (x) our next annual stockholders’ meeting or (y) February 10, 2021 or (ii) if such annual stockholders’ meeting is held before August 10, 2020, then we must evidence compliance with the Audit Committee Rule no later than that date. If we fail to evidence compliance with the Audit Committee Rule upon such period’s end, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to Nasdaq’s hearing panel.

In the event that we are delisted from Nasdaq, our Common Stock may lose liquidity, increase volatility, and lose market maker support. See “Prospectus Summary—Recent Developments” on page 7 of this prospectus regarding Nasdaq’s written notifications to the Company. There can be no assurances that we will be able to regain compliance with Nasdaq listing standards relating to the Minimum Bid Price Requirement, the Stockholders’ Equity Requirement or the Audit Committee Rule, or if we do later regain compliance with such Nasdaq listing standards, will be able to continue to comply with all such listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq, which may negatively impact the value of our securities.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If we fail to make necessary improvements to address the material weakness in our internal control over financial reporting identified by our independent registered public accounting firm, we may not be able to report our financial results accurately and timely or prevent fraud, any of which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our Common Stock to decline.

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Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2019 and 2018, our independent registered public accounting firm identified in their reports to our audit committee that we had material weaknesses in our internal control over financial reporting due to (i) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both accounting principles generally accepted in the United States of America (“GAAP”) and SEC guidelines and (ii) inadequate segregation of duties. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management and independent registered public accounting firm did not and was not required to perform an evaluation of our internal control over financial reporting as of and for the year ended December 31, 2018 in accordance with the provisions of the JOBS Act. As of the year ended December 31, 2019, our Chief Executive Officer and Chief Financial Officer performed such an evaluation and concluded that our disclosure controls and procedures were ineffective as of the end of such period, which conclusion was based on the fact that as of the year ended December 31, 2019, the Company had insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2019, our independent registered public accounting firm identified in their report to our audit committee that we had a material weakness in our internal control over financial reporting due to insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines.

If we fail to further increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate such material weakness or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by Nasdaq, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address such material weakness, continued disclosure of our material weakness will be required in future filings with the SEC, which could reduce investor confidence in our reported results and cause our stock price to decline.

Our executive officers, directors and principal stockholders own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

As of March 30, 2020, our directors, executive officers and holders of more than 5% of our equity securities, together with their affiliates, beneficially own 56% of our outstanding shares of Common Stock, and one of our stockholders beneficially owns over 23% of our outstanding shares of Common Stock. As a result, these stockholders have significant influence to determine the outcome of matters submitted to our stockholders for approval, including the ability to defeat the election of our directors, amend or prevent amendment of our certificate of incorporation, as amended, or bylaws or effect or prevent a change in corporate control, merger, consolidation, takeover or other business combination. In addition, any sale of a significant amount of our Common Stock held by our directors, executive officers and principal stockholders, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations in the event that all of the shares of our Common Stock offered pursuant to this offering are not sold. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

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Moreover, after this offering, holders of approximately all of our warrants to purchase shares of Common Stock, including the holders of the shares offered in connection with this offering, the holder of the March 2020 Note and holders of 250,000 shares of our Series A Preferred Stock, or their respective transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their respective shares of Common Stock underlying such securities under the Securities Act. Registration of the offer and sale of such shares of Common Stock under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. We have also registered all shares of Common Stock that we may issue under our LTIP. If any such additional shares of Common Stock are sold, or if it is perceived that they will be sold, in the public market, the market price of our Common Stock could decline. See also “Description of Securities – Registration Rights.”

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding immediately following the completion of this offering. Therefore, if you purchase shares of Common Stock in this offering at an assumed public offering price of $__ per share, you will experience immediate and substantial dilution of $__ per share, or approximately __% of the public offering price of such shares, which is the difference between the price per share you pay for our Common Stock and our pro forma net tangible book value per share as of December 31, 2019, after giving effect to the issuance of shares of Common Stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased shares of Common Stock. In addition, purchasers of the shares of Common Stock in this offering will have contributed approximately __% of the aggregate price paid by all purchasers of our Common Stock and will own approximately __% of our Common Stock outstanding after this offering.

Furthermore, you may experience further dilution to the extent that shares of our Common Stock are issued upon the exercise of outstanding warrants and pre-funded warrants and upon the conversion of the Note and outstanding shares of our Series A Preferred Stock. If we issue additional equity securities, employee stock grants vest, or there are any issuances and subsequent exercises of stock options issued in the future, you will experience additional dilution. Additional shares of our Common Stock may also be issued as follows (a) the exercise of warrants and pre-funded warrants to purchase an aggregate of 14,058,939 shares of Common Stock as of March 30, 2020, (b) up to an aggregate of 8,160,000 shares of Common Stock issuable upon conversion of the March 2020 Note (assuming full conversion of the March 2020 Note using a conversion price equal to the Variable Conversion Price (as defined below)), (c) the issuance of ________ shares of Common Stock underlying the Warrants to be issued in this offering (assuming no exercise of the Underwriter’s over-allotment option), (d) the exercise of warrants issued to the Underwriter in connection with this offering to purchase an aggregate of _______ shares of Common Stock, (e) 14,088 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 11 months pursuant to the terms of such employee’s restricted stock agreement, (f) 400,000 unvested deferred shares (the “Deferred Shares”) under LTIP, issued to Michael Howse, a member of our Board, pursuant to a Deferred Shares Agreement, entered into as of January 4, 2019 (the “Deferred Shares Agreement”), and (g) 250,000 shares of Common Stock issuable upon exercise of 250,000 shares of the Series A Preferred Stock issued to Lisa Walsh on April 18, 2019. Such warrants and pre-funded warrants have an average exercise price of $1.79 and a weighted average years to maturity of approximately 3.72 years. The March 2020 Note is convertible into shares of Common Stock at the lesser of (x) 90% of the average of the five lowest daily VWAPs (as defined in the March 2020 Note) during the previous twenty trading days prior to the applicable conversion date (the “Variable Conversion Price”) and (y) $0.32, subject to certain adjustments. In addition, such shares of Series A Preferred Stock are convertible into 250,000 shares of Common Stock at a price of $4.00 per share, which is subject to adjustment under the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock upon certain subsequent transactions and events described therein and which price cannot be reduced below $1.50 (the “Certificate of Designations”). See “Certain Relationships and Related Party Transactions – Significant Stockholders”. Additionally, 2,490,573 shares of our Common Stock remain available for future issuance to our employees, directors and consultants pursuant to our LTIP, as of March 30, 2020. If our Board elects to issue additional restricted stock, stock options and/or other equity-based awards under the LTIP, our stockholders and investors in this offering may experience additional dilution, which could cause our Common Stock price to fall.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

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We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. 18,750,000 out of the 20,000,000 shares of preferred stock have not been designated. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of the novel coronavirus (COVID-19), and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

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In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

In making your investment decision, you should understand that we and the Underwriter have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part before investing in our Company. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the Underwriter have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus, the registration statement of which this prospectus forms a part, and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

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The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, our share price would likely decline. If analysts do not cover our Company or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $             (based on the assumed public offering price of $            per share of Common Stock), or       % of the public offering price of the Common Stock. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. Furthermore, each Warrant will expire five years from the original issuance date.

In the event our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of the Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of the Warrants acquire shares of our Common Stock upon exercise thereof, holders of such Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of the Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to continue to increase revenue, secure new consumer electronics customers and maintain existing customers;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to effectively manage or sustain our growth;

●	our ability to maintain, or strengthen awareness of, our solutions and our reputation;

●	potential acquisitions and integration of complementary business and technologies;

●	our expected use of proceeds;

●	perceived or actual integrity, reliability, quality or compatibility problems with our product solutions;

●	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

●	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

●	our ability to grow both domestically and internationally;

●	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

●	our ability to maintain, protect and enhance our IP;

●	costs associated with defending IP infringement and other claims; and

●	the future trading prices of our Common Stock and the impact of securities analysts’ reports on these prices.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

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You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. In addition, statements that state “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Neither we nor the Underwriter have independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of ______ shares of our Common Stock and Warrants in this offering will be approximately $______ (or $_____ if the Underwriter fully exercises its over-allotment option solely for shares of our Common Stock), excluding any exercise of the Warrants issued in connection with this offering, based upon an assumed public offering price of $__ per share and accompanying Warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of the date of this prospectus, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We expect to use the net proceeds on product development, repayment of debt, working capital, capital expenditures and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We plan to use the proceeds of this offering, net of expenses, to repay an aggregate of $2,040,000 to the holder of the March 2020 Note, which matures two years from the date of issuance and does not accrue interest unless a default has occurred. Pending our use of the net proceeds from this offering, we intend to invest a portion of the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments and U.S. government securities. We have not allocated specific amounts of net proceeds for any of these purposes.

This expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including timing of receipts from customers. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

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DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. In addition, pursuant to the Certificate of Designations, so long as any Series A Preferred Stock is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our Common Stock as long as any dividends due on the Series A Preferred Stock remain unpaid. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2019:

●	on an actual basis as of December 31, 2019;

●	on a pro forma basis to give effect to our receipt of (i) $100,000 from the issuance of a convertible promissory note in the amount of $111,100 at a 10% original issue discount on January 24, 2019, (ii) net proceeds of approximately $711,000 from the issuance of 1,821,030 shares of Common Stock sold in the February 2020 Private Placement and (iii) net proceeds of approximately $1,369,000 from the issuance of the March 2020 Note in the aggregate principal amount of $2,040,000 and the March 2020 Warrant;

●	on a pro forma as adjusted basis to give further effect to the pro forma adjustments described above and to the issuance and sale of shares of our Common Stock in this offering at an assumed public offering price of $__ per share, which is the last reported sale price for our Common Stock on Nasdaq on March __, 2020, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020, which is incorporated by reference herein.

	As of December 31, 2019
	Actual	Pro Forma	Pro Forma As Adjusted
		(unaudited)
	(in thousands, except per share and per share data)
Cash and cash equivalents	$298	$2,478	$-
Convertible promissory notes	-	2,151	-

Series A 8% Senior Convertible Preferred stock, $0.0001 par value per share:
1,250,000 shares authorized; 250,000 shares issued and outstanding – actual,
pro forma and pro forma as adjusted	517	517	-
Stockholders' Equity:
Common stock, par value $0.0001, 200,000,000 shares authorized and 24,873,191,
26,694,221 and ___ shares issued and outstanding - actual, pro forma (unaudited)
and pro forma as adjusted (unaudited)	2	3	-
Additional paid-in capital	188,318	189,028	-
Accumulated other comprehensive loss	(48)	(48)	-
Accumulated deficit	(187,678)	(187,678)	-
Total stockholders' equity	594	1,305	-

Total capitalization	$1,111	$3,973	$-

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 24,873,191 shares of our Common Stock outstanding as of December 31, 2019, but excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of 7,937,094 shares of Common Stock as of such date, (b) 21,132 shares of restricted stock to be released to a terminated employee in three equal tranches over the next 14 months pursuant to the terms of such employee’s restricted stock agreement, (c) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement, (d) 250,000 shares of Common Stock issuable to Lisa Walsh upon the conversion of 250,000 shares of our Series A Preferred Stock held by Ms. Walsh, (e) the exercise of any Underwriter’s Warrants issued in connection with this offering and (f) the exercise of any Warrants issued in connection with this offering (assuming no exercise of the Underwriter’s over-allotment option).

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $1,083,000, or $0.04 per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of December 31, 2019.

Our pro forma net tangible book value as of December 31, 2019 was $1,112,000 or $0.04 per share of our Common Stock after giving effect to our receipt (i) $100,000 from the issuance of a convertible promissory note in the amount of $111,100 at a 10% original issue discount on January 24, 2019, (ii) net proceeds of approximately $711,000 from the issuance of 1,821,030 shares of Common Stock sold in the February 2020 Private Placement and (iii) net proceeds of approximately $1,369,000 from the issuance of the March 2020 Note in the aggregate principal amount of $2,040,000 and the March 2020 Warrant.

After giving effect to the pro forma adjustments and the issuance and sale of _______ shares of our Common Stock in this offering at an assumed public offering price of $____ per share, which is the last reported sale price of our Common Stock on Nasdaq on March __, 2020, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been approximately $_______, or approximately $___ per share. This represents an immediate [decrease][increase] in pro forma net tangible book value per share of $____ to existing stockholders and immediate dilution of $____ per share to new investors purchasing Common Stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$
Net tangible book value per share as of December 31, 2019, before giving effect to: (1) the issuance of a convertible promissory note in the amount of $111,100, (2) the issuance of Common Stock in connection with the February 2020 Private Placement, (3) the issuance of our securities in connection with the March 2020 Private Placement and (4) this offering	$0.04
Increase in pro forma net tangible book value per share attributed to the issuance of a convertible promissory note in the amount of $111,100 (2) the issuance of Common Stock in connection with the February 2020 Private Placement, (3) the issuance of our securities in connection with the March 2020 Private Placement and (4) this offering	-
Increase in pro forma as adjusted net tangible book value per share attributed to new investors purchasing shares from us in this offering
Pro forma, as adjusted, net tangible book value per share after giving effect to this offering
Dilution to pro forma, as adjusted, net tangible book value per share to new investors in this offering		$

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering to be determined at pricing. A 10% or $__ increase (decrease) in the assumed public offering price of $__ per share would increase (decrease) the pro forma net tangible book value per share by approximately $__, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of shares of Common Stock and accompanying Warrants we are offering from the number of shares of Common Stock and accompanying Warrants set forth above. An increase of 1.0 million in the assumed number of shares of Common Stock and accompanying Warrants sold by us in this offering would result in an increase in our as adjusted net tangible book value of approximately $__ million, or approximately $__ per share, and the dilution per share to investors purchasing Common Stock and accompanying Warrants in this offering would be approximately $__ per share, assuming that the assumed combined public offering price per share of Common Stock and accompanying Warrant remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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The following table summarizes as of December 31, 2019, on an as adjusted basis, as described above, the number of shares of our Common Stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) to be paid by investors purchasing shares of our Common Stock in this offering at an assumed public offering price of $__ per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing stockholders			%	$		%	$
New investors			%	$		%
Total		100.0%		$	100.0%		$

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 24,873,191 shares of our Common Stock outstanding as of December 31, 2019, but excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of 7,937,094 shares of Common Stock as of December 31, 2019, (b) 21,132 shares of restricted stock to be released to a terminated employee in three equal tranches over the next 14 months pursuant to the terms of such employee’s restricted stock agreement, (c) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement, (d) 250,000 shares of Common Stock issuable upon exercise of 250,000 shares of our Series A Preferred Stock issued to Lisa Walsh on April 18, 2019, (e) the exercise of the Underwriter’s over-allotment option, (f) the exercise of any Underwriter’s Warrants issued in connection with this offering and (g) the exercise of any Warrants issued in connection with this offering.

As of the date of this prospectus, there are outstanding (i) 250,000 shares of our Series A Preferred Stock, which are convertible into 250,000 shares of Common Stock at a price of $4.00 per share (subject to adjustment under the Certificate of Designations upon certain subsequent transactions and events described therein, but which price cannot be reduced below of $1.50); (ii) a promissory note in the principal amount of $111,100 which may be convertible 90 days from issuance into shares of Common Stock at a price of $0.35 per share, subject to adjustment in the event of a subsequent financing by the Company; and (iii) the March 2020 Note, which is convertible into shares of Common Stock at a price per share equal to the lesser of (x) 90% of the average of the five lowest daily VWAPs (as defined in the March 2020 Note) during the previous twenty trading days prior to the applicable conversion date and (y) $0.32, subject to certain adjustments.

As of the date of this prospectus, there were warrants outstanding for the purchase of 14,058,939 shares of Common Stock. To the extent that warrants are exercised, new options or other securities are issued under our equity incentive plans, or we issue additional shares of Common Stock or preferred stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the years ended December 31, 2018 and 2019 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest. See also “Executive Compensation” for additional information regarding compensation of related parties.

Warrant Amendment and Exercise Agreements

Between September 25, 2019 and October 8, 2019, the Company and certain holders, including Brett Moyer, Gary Williams, Jonathan Gazdak, each of the Medalist Funds (as defined below) and Lisa Walsh (each a “Holder” and collectively, the “Holders”), of the Company’s common stock purchase warrants, with exercise prices between $3.00 and $5.40 (collectively, the “Original Warrants”), including the Company’s Series D common stock purchase warrants, Series F common stock purchase warrants (the “Series F Warrants”) and Series G common stock purchase warrants (the “Series G Warrants”), entered into Warrant Amendment and Exercise Agreements (the “Warrant Amendment Agreements”), pursuant to which the Company agreed to reduce the exercise price of each Original Warrant to $0.80 (the “Reduced Exercise Price”), and for each Original Warrant exercised by a Holder at the Reduced Exercise Price, the Company agreed to reduce the exercise price of Original Warrants to purchase up to an equivalent number of shares of Common Stock (the “Amended Warrants”) to $0.79 (the “Amended Exercise Price”). The Company entered into Warrant Amendment Agreements with 32 Holders, under which Original Warrants were exercised for a total of 1,128,381 shares of Common Stock and the Company received gross proceeds of $903,000. Remaining Original Warrants for 1,381,403 shares of Common Stock had their exercise price adjusted to the Amended Exercise Price of $0.79.

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Additionally, pursuant to the Warrant Amendment Agreements, the Company agreed to prepare and file with the SEC, as soon as practicable, but in no event later than November 4, 2019 (as extended by the Settlement Agreements (as defined below) to November 18, 2019), a registration statement on Form S-3 to register all shares of Common Stock received by the Holders upon exercise of any Warrant (as defined in the Warrant Amendment Agreements) and all shares of Common Stock underlying the Original Warrants (as defined in the Warrant Amendment Agreements) (such issued and underlying shares, the “Resale Shares”). On December 3, 2019, the Company filed a prospectus to its Registration Statement on Form S-3 (Registration No. 333-234787) for the registration of the Resale Shares.

From November 3, 2019 to November 6, 2019, the Company entered into settlement agreements (each a “Settlement Agreement” and collectively, the “Settlement Agreements”) with each of the Holders (other than the Medalist Funds (as defined herein), whose Settlement Agreement is described below) pursuant to which the Company agreed to issue such Holders an aggregate of 152,944 additional shares of common stock, with such shares meant to compensate such Holders for the difference between the Amended Exercise Price and the lower priced shares that were offered to investors in connection with the Company’s earlier registered direct offering of an aggregate of 2,500,000 shares of Common Stock, priced at $0.70 per share, that the Company closed on October 16, 2019 (the “Registered Direct Offering”). In addition, pursuant to the Settlement Agreements, the Company and the Holders agreed to extend the date by which the Company would file a registration statement on Form S-3 to register all of the Resale Shares from November 4, 2019 to November 18, 2019.

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a Board member since the Company’s founding in August 2010.

In December 2016, Mr. Moyer extinguished secured promissory notes of the Company, consisting of an aggregate of $135,704, a promissory note of the Company in the principal amount of $50,000 and $69,290 of reimbursable expense reports, and invested the aggregate sum of $269,091 in the Company’s Series D convertible note (the “Series D Notes”) financing. In connection with the Series D Convertible Notes financing, the Company also issued Mr. Moyer a warrant to purchase 9,058 shares of common stock at an exercise price of $5.40. In connection with the extension of the maturity date of such Series D Convertible Note to June 30, 2018, the number of warrants granted to Mr. Moyer in connection with such financing was doubled, or increased by 9,058, effective February 28, 2018.

In April 2018, the Company issued Mr. Moyer a $62,500 Series G 20% Original Issue Discount Senior Secured Promissory Note, as amended (a “Series G Note”), in consideration for $50,000 of expenses incurred by Mr. Moyer. In June 2018, in consideration for extending the maturity date of the Series G Note, Mr. Moyer was granted a warrant to purchase 4,630 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Note and agreeing to make the note convertible, Mr. Moyer was granted a warrant to purchase 13,889 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $537,336 of principal under convertible promissory notes, and all accrued interest, was automatically converted into a total of 157,881 shares of common stock and the warrants issued in connection with the Series G Notes now have an exercise price of $3.00.

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On October 7, 2019, Mr. Moyer entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Moyer exercised Original Warrants for a total of 9,058 shares of Common Stock and the Company received proceeds of $7,246. On November 3, 2019, Mr. Moyer entered into a Settlement Agreement with the Company, as described above, pursuant to which the Company issued Mr. Moyer 1,294 additional shares of Common Stock.

Gary Williams

Mr. Williams has served as the Company’s Chief Accounting Officer since September 2019, as the Company’s VP of Finance since August 2010 and previously served as the Company’s Chief Financial Officer from August 2010 to September 2019.

On October 7, 2019, Mr. Williams entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Williams exercised Original Warrants for a total of 3,578 shares of Common Stock and the Company received proceeds of $2,862. On November 3, 2019, Mr. Williams entered in a Settlement Agreement with the Company, as described above, pursuant to which the Company issued Mr. Williams 512 additional shares of Common Stock.

Michael Fazio

Mr. Fazio is the chairman of MARCorp Financial LLC, a private equity firm located in Illinois, of which MARCorp Signal, LLC is a wholly-owned subsidiary. Mr. Fazio previously served as a member of the Board, which tenure commenced on May 2017 and ended on June 19, 2019. Pursuant to a settlement agreement that the Company entered into with MARCorp Signal, LLC on July 25, 2018, a warrant to purchase an aggregate of 487,864 shares of common stock was issued to MARCorp Signal, LLC, and following the Company’s IPO, the exercise price of the warrants issued in connection with the Series E Convertible Note (defined below) became $3.00.

Jonathan Gazdak

Mr. Gazdak is Managing Director – Head of Investment Banking for Alexander Capital, L.P., an investment banking firm based in New York. Mr. Gazdak has been a member of the Board since June 2015. Alexander Capital, L.P. has acted as the lead investment bank in a number of the Company’s private financings and as an underwriter for the Company’s IPO.

The Company signed an engagement letter with Alexander Capital, L.P. in August of 2014 (“August 2014 Engagement Letter”), under which Alexander Capital, L.P. earned a fee on total investments by their clients. Alexander Capital, L.P. earned fees of $321,300 and $0 for the years ended December 31, 2018 and 2019, respectively, under the August 2014 Engagement Letter. In connection with the August 2014 Engagement Letter, which was terminated immediately prior to the IPO, Alexander Capital, L.P. has been issued warrants to purchase a total of 588,391 shares of common stock, exercisable at prices between $3.30 and $5.40 per share and for five years from the date of issuance.

Pursuant to the underwriting agreement entered into between the Company and Alexander Capital, L.P. in connection with the IPO (the “Underwriting Agreement”), Alexander Capital, L.P. was paid a cash fee of $900,000, as well as a non-accountable expense allowance of $120,000 and reimbursements of $100,000. Pursuant to the Underwriting Agreement, the Company issued Alexander Capital, L.P. a warrant to purchase 72,000 shares of common stock. Such warrant is exercisable at a per share price of $6.25 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the IPO, which period shall not exceed five years from such effective date.

On July 25, 2018, in connection with the Company’s IPO, $21,176 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 5,647 shares of common stock.

On April 4, 2019, the Company signed another engagement letter with Alexander Capital, L.P. under which Alexander Capital, L.P. earns a fee on total investments by its clients. In connection with the issuance of the initial tranche of the Series A Preferred Stock, Alexander Capital, L.P. earned a fee of $80,000 and the Company agreed to issue it a warrant to purchase 40,816 shares of Common Stock. Such warrant is exercisable at a per share price of $2.18 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the issuance of such Common Stock, which period shall not exceed five years from such effective date.

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On April 17, 2019, the Company entered into an underwriting agreement with Alexander Capital, L.P. in connection with an offering by the Company of 4,075,726 shares of Common Stock, pursuant to which Alexander Capital, L.P. was paid cash fees of $406,554 as well as a non-accountable expense allowance of $54,207 and reimbursements of $100,000 and pursuant to which the Company agreed to issue a warrant to purchase 122,272 shares of Common Stock. Such warrant is exercisable at a per share price of $1.66 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the issuance of such Common Stock, which period shall not exceed five years from such effective date.

On October 16, 2019, the Company entered into another underwriting agreement with Alexander Capital, L.P. in connection with an offering by the Company of up to an aggregate of 2,500,000 shares of Common Stock, pursuant to which Alexander Capital, L.P. was paid cash fees of $131,250 as well as a non-accountable expense allowance of $17,500 and reimbursements of $43,750 and pursuant to which the Company agreed to issue a warrant to purchase 75,000 shares of Common Stock. Such warrant is exercisable at a per share price of $0.875 and is exercisable at any time during the five-year period commencing one year from the effective date of the issuance of such stock, which period shall not exceed five years from such effective date.

On October 7, 2019, Mr. Gazdak entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Gazdak exercised Original Warrants for a total of 3,138 shares of Common Stock and the Company received proceeds of $2,510. On November 6, 2019, Mr. Gazdak entered into a Settlement Agreement with the Company, as described above, pursuant to which the Company issued Mr. Gazdak 449 additional shares of Common Stock. In connection with the Company’s entry in the Warrant Amendment Agreements, Alexander Capital, L.P. was paid a cash fee of $51,374.

On February 6, 2020, the Company entered into another underwriting agreement with Alexander Capital, L.P. in connection with an offering by the Company of up to an aggregate of $835,000 of the Company’s securities, pursuant to which Alexander Capital, L.P. was paid cash fees of $83,000 and pursuant to which the Company agreed to issue to Alexander Capital, L.P. a warrant to purchase 91,051 shares of Common Stock. Such warrant is exercisable at a per share price of $0.44 and is exercisable at any time during the five-year period commencing on the date of issuance.

Helge Kristensen

In February 2016, Inizio Capital an investment company based in the Cayman Islands, for which Mr. Kristensen serves as a director, loaned the Company $50,000 under a convertible promissory note (the “Inizio Note”). On July 25, 2018, in connection with the Company’s IPO, the Inizio Note and all accrued interest, were automatically converted into a total of 27,923 shares of common stock.

In August 2019, we issued a $360,000 purchase order to Hansong Technology. Pursuant to such purchase order, we will pay $360,000 to Hansong Technology for the purchase of certain products. Additionally, Hansong Technology purchased $63,523 of our modules pursuant to purchase orders issued in 2019, with $22,923 received by us in 2019 and the remaining amount expected to be received in 2020. See “Risk Factors - We entered into a purchase order with a company in which one of our directors is an executive officer, the fulfillment of which could cause such director to no longer be independent” – for certain risks relating to Mr. Kristensen’s no longer being considered an “independent director” if these payments are made.

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Michael Howse

The Company is party to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), pursuant to which Mr. Howse was appointed interim role as chief strategy officer on an “at-will” basis in consideration for a monthly cash salary as well as (i) a warrant to purchase 110,000 shares of our common stock, exercisable at a per share price of $2.00 and which vested monthly over a nine-month period and which fully vested on January 6, 2019 and (ii) a warrant to purchase 165,000 shares of our common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our Board, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our Board for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime. In addition, pursuant to the Howse Agreement, we also agreed to appoint Mr. Howse to our Board, where he may only be removed for cause, or his termination or resignation.

Under the Howse Agreement, if the Company raises capital in one or more financings from certain pre-approved strategic investors, or is acquired by a third-party during the period that Mr. Howse serves as interim chief strategy officer (or within six months thereafter), he will receive a percentage cash bonus concurrently with the closing of such transaction based on the amount raised or consideration paid for the Company, as applicable, (A) which bonus doubles in the event that the Company does not incur an amount equal to 2% or more of the Consideration (as defined in the Howse Agreement) in fees to any investment bank in connection with such transaction, if such transaction is a Fundamental Transaction (such fees, “General Expenses”), and (B) 50% of which bonus may be paid as a convertible note or preferred equity with the same terms as the other participants in such transaction, if such transaction is a financing. Pursuant to the Howse Agreement, we may terminate Mr. Howse at any time, with or without cause, upon 90 days’ prior written notice. Such agreement provides for Company-sponsored benefits in accordance with our policies. Pursuant to the Howse Agreement, effective November 1, 2018, Mr. Howse was placed on our payroll and is now considered a part-time Company employee.

In connection with the Howse Agreement, the Company is also party to the Deferred Shares Agreement, pursuant to which the Company granted Mr. Howse up to 400,000 Deferred Shares under the LTIP. Pursuant to such agreement, if a Fundamental Transaction has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as our interim chief strategy officer or (ii) on our Board, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration paid for the Company in such transaction, which number of Deferred Shares that shall vest to double in the event that the Company does not incur General Expenses.

Brian Herr

Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance, for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds), serves as a partner and co-portfolio manager for each of the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”), and is a former director of the Company who resigned from the Board effective February 10, 2020. Mr. Herr was granted a seat on the Board pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock which are exercisable for a price of $3.60 per share. In addition, between April 20, 2018 and June 29, 2018, the Company issued an aggregate of $2,437,500 of Series G Convertible Notes to the Medalist Funds and warrants to purchase an aggregate of 180,570 shares of our common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, the Medalist funds were granted a warrant to purchase 541,666 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $3,950,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 1,950,348 shares of common stock and the exercise price of the warrants issued in connection with the Series G Notes became $3.00.

In addition, on October 8, 2019, each of the Medalist Funds entered into a Warrant Amendment Agreement with the Company, as described above. In connection with and prior to the Warrant Amendment Agreement that each of the Medalist Funds entered into, the Company also executed Amendment No. 1 to the Series F Warrants held by each of the Medalist Funds (the “Series F Warrant Amendment”), pursuant to which each such Series F Warrant was further amended to add, among other things, fundamental transaction and subsequent rights offerings provisions as well as a 9.99% beneficial ownership limitation (the “Beneficial Ownership Limitation”).

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Pursuant to Warrant Amendment Agreements that were entered into with each of the Medalist Funds, with respect to the Series F Warrants and Series G Warrants, if the exercise of an Original Warrant at the Reduced Exercise Price would cause each of the Medalist Funds to exceed the Beneficial Ownership Limitation, in lieu of receiving such number of shares of Common Stock in excess of the Beneficial Ownership Limitation, the Company will only issue such number of shares of Common Stock to each of the Medalist Funds as would not cause each of the Medalist Funds to exceed the maximum number of shares of Common Stock permitted under the Beneficial Ownership Limitation, and each of the Medalist Funds shall be issued, at an exercise price equal to the Reduced Exercise Price less $0.79 per share, pre-funded common stock purchase warrants covering such number of shares of Common Stock as would otherwise have been in excess of the Beneficial Ownership Limitation (the “Pre-Funded Warrants”). In connection with such exercises, the Medalist Funds were issued Pre-Funded Warrants to purchase an aggregate of 414,364 shares of Common Stock. The Company received aggregate gross proceeds of approximately $327,000 in connection with the Pre-Funded Warrants.

On November 4, 2019, the Company entered into a Settlement Agreement with the Medalist Funds, pursuant to which the Company agreed to pay the Medalist Funds an aggregate of $47,223 in cash, with such cash meant to compensate the Medalist Funds for the difference between the Amended Exercise Price and the lower priced shares of Common Stock that were offered to investors in connection with the Registered Direct Offering. In addition, pursuant to the Settlement Agreement, the Company and the Medalist Funds agreed to extend the date by which the Company would file a registration statement on Form S-3 to register all of the Resale Shares from November 4, 2019 to November 18, 2019.

Significant Stockholders

In January 2017, Carl E. Berg invested the aggregate sum of $300,000 in the Company’s Series D Convertible Note financing and was granted a warrant to purchase 39,216 shares of common stock at an exercise price of $5.40.

Effective February 28, 2018, Mr. Berg agreed to extend the maturity date of such note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such note remained outstanding. In connection with the maturity date extension, Mr. Berg’s warrant to purchase 39,216 shares of common stock at an exercise price of $5.40 was doubled, or increased by 39,216. In addition, Mr. Berg agreed to extend the maturity date of his various other convertibles notes to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extensions, Mr. Berg received warrants to purchase a total of 25,965 shares of common stock at an exercise price of $5.40.

On July 25, 2018, in connection with the Company’s IPO, $1,479,412 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 464,687 shares of common stock.

In July 2017, Lisa Walsh invested an additional $360,000 in the Company’s Series D Convertible Note financing and received a warrant to purchase 47,059 shares of common stock at an exercise price of $5.40. Effective February 28, 2018, Ms. Walsh agreed to extend the maturity date of such note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such note remained outstanding. In connection with the maturity date extension, the warrants granted to Ms. Walsh to purchase 112,419 shares of common stock at an exercise price of $5.40 was doubled, or increased by 112,419. In November 2017, Ms. Walsh invested $6,500,000 in the Company’s Series F Convertible Note financing and was issued warrants to purchase 722,222 shares of common stock at an exercise price of $5.40 per share.

In May 2018, Ms. Walsh participated in the Company’s Series G Convertible Notes offering and was issued a $312,500 Series G Convertible Note and a warrant to purchase 23,150 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, Ms. Walsh was granted a warrant to purchase 69,444 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $8,330,147 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 2,938,650 shares of common stock and the exercise price of the warrants issued in connection with the Series F and Series G Notes became $3.60 and $3.00, respectively.

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On April 18, 2019, the Company entered into a Securities Purchase Agreement, dated as of April 18, 2019, with Ms. Walsh (the “Preferred SPA”), pursuant to which the Company issued 250,000 shares of its Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which shares have a stated value of $4.00, grant holders the same voting rights as holders of our shares of Common Stock, and are convertible into shares of Common Stock at a price of $4.00 per share, which price cannot be reduced below $1.50, and which is subject to adjustment under the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock upon certain subsequent transactions and events described therein, in consideration for $1,000,000 (the “Initial Tranche”). The Series A Preferred Stock may be issued in tranches of at least $500,000 and in an aggregate of up to $5,000,000. In connection with the Initial Tranche, the Company also issued to Ms. Walsh a warrant to purchase 255,102 shares of Common Stock, which is immediately exercisable, has a five-year life, has an exercise price of $1.98 and is subject to 4.99/9.99% blockers and to adjustment for stock dividends and splits. Pursuant to the Preferred SPA, holders of shares of the Series A Preferred Stock (i) have the right to require the Company to register the shares of Series A Preferred Stock as well as the shares of Common Stock underlying such shares and the warrant issued to Ms. Walsh within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate stated value equal to or exceeding $1,000,000.

In connection with the October 16, 2019 Registered Direct Offering, Ms. Walsh purchased 1,000,000 shares of Common Stock at a price of $0.70 per share. The Company received proceeds of $700,000 from such purchase.

On October 7, 2019, Ms. Walsh entered into a Warrant Amendment Agreement with the Company, as described above. Ms. Walsh exercised Original Warrants for a total of 519,827 shares of Common Stock and the Company received proceeds of $415,862. On November 3, 2019, Ms. Walsh entered into a Settlement Agreement with the Company, as described above, pursuant to which the Company agreed to issue Ms. Walsh 74,261 additional shares of Common Stock.

Outstanding Equity Grants to Directors and Executive Officers

We have granted warrants and restricted shares to our certain of our directors and executive officers. For more information regarding the warrants and stock awards granted to our directors and named executive officers, see “Executive Compensation — Outstanding Equity Awards as of December 31, 2019”.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Such indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Related Person Transaction Policy

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq Stock Market regulations. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the Audit Committee. A related party is any: (i) person who is or was (since the beginning of the two fiscal years preceding the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

In determining whether to approve or ratify a related party transaction, the Audit Committee, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, as defined by Nasdaq, and whether the transaction would disqualify the individual from serving on the Audit Committee or the Compensation Committee or other committees of the Board under applicable Nasdaq and other regulatory requirements.

The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2020, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our equity securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based upon 26,743,765 shares of Common Stock and 250,000 shares of Series A Preferred Stock outstanding as of March 30, 2020. The percentage ownership information shown in the table after this offering is based upon ________ shares of Common Stock and 250,000 shares of Series A Preferred Stock outstanding, assuming the sale of all _______ shares of Common Stock and Warrants by us in this offering (assuming no exercise of the Underwriter’s over-allotment option and excluding ________ shares of Common Stock underlying the warrants issued to the Underwriter in connection with this offering). The percentage ownership information shown in the table excludes (i) 14,088 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 11 months pursuant to the terms of such employee’s restricted stock agreement, and (ii) 400,000 unvested Deferred Shares issued to Michael Howse pursuant to the Deferred Shares Agreement. As of the date of the registration statement of which this prospectus forms a part, no holder of Series A Preferred Stock has converted its shares of Series A Preferred Stock into shares of Common Stock.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of March 30, 2020. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of March 30, 2020 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership.

Except as otherwise noted below, the address for persons listed in the table is c/o Summit Wireless Technologies, Inc., 6840 Via Del Oro, Ste. 280, San Jose, CA 95119.

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	Shares Beneficially Owned					Shares Beneficially Owned After the Offering
	Common Stock		Series A Preferred Stock			Common Stock		Series A Preferred Stock
5% or greater stockholders:	Shares	%	Shares	%	% Total Voting Power (1)	Shares	%	Shares	%	% Total Voting Power (1)
Carl E. Berg (3)	1,711,594	6.4%	-	-	6.3%	-	-	-	-	-
Lisa Walsh (4)	6,451,537	23.4%	250,000	100.0	24.1%	-	-	-	-	-
MARCorp Signal, LLC (5)	2,952,244	9.9%	-	-	9.9%	-	-	-	-	-
Medalist Partners LP (6)	2,727,807	9.9%	-	-	9.9%	-	-	-	-	-

Directors and executive officers (2)
Brett Moyer (7) Chief Executive Officer and Chairman	510,786	1.9%	-	-	1.9%	-	-	-	-	-
George Oliva (8) Chief Financial Officer	150,000	*	-	-	*	-	-	-	-	-
Gary Williams (9) Chief Accounting Officer and Vice President of Finance	175,605	*	-	-	*	-	-	-	-	-
Jonathan Gazdak (10) Director	241,408	*	-	-	*	-	-	-	-	-
Dr. Jeffrey M. Gilbert (11) Director	50,000	*	-	-	*	-	-	-	-	-
Michael Howse (12) Director	275,000	1.0%	-	-	1.0%	-	-	-	-	-
Helge Kristensen (13) Director	196,917	*	-	-	*	-	-	-	-	-
Sam Runco (14) Director	50,000	*	-	-	*	-	-	-	-	-
Lisa Cummins Dulchinos (15) Director	25,000	*	-	-	*	-	-	-	-	-
Robert Tobias (16) Director	-	-	-	-	-	-	-	-	-	-
Directors and executive officers as a group (10 persons)	1,674,716	6.3%	-	-	6.2%	-	-	-	-	-

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series A Preferred Stock, which have the same voting rights as our shares of Common Stock. The holders of our Common Stock and our Series A Preferred Stock are each entitled to one vote per share.

(2)	Includes fully vested warrants to purchase 482,557 shares of Common Stock at exercise prices between $0.01 and $5.40 per share.

(3)	Includes fully vested warrants to purchase 104,397 shares of Common Stock at an exercise price of $5.40 per share.

(4)	Includes (i) fully vested warrants to purchase 774,929 shares of Common Stock with exercise prices ranging from $0.79 to $1.98 per share and (ii) 250,000 shares of Common Stock based upon the assumed conversion of 250,000 shares of Series A Preferred Stock convertible into shares of our Common Stock at a price of $4.00 per share, subject to adjustment under the Certificate of Designations upon certain subsequent transactions and events described therein, and which price cannot be reduced below $1.50 per share.

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(5)	Includes fully vested warrants to purchase 2,952,244 shares of Common Stock at an exercise price of $3.00 per share. Excludes (i) warrants to purchase 150,000 shares of Common Stock, with an exercise price of $3.00 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(6)

Brian Herr is an employee of Medalist Partners LP (“Medalist”) and/or one of its affiliates, is a partner and co-portfolio manager for each of the Medalist Funds (defined below), and is a former director of the Company who, on February 6, 2020, notified the Company of his decision to resign from the Board and, effective February 10, 2020, was replaced by Robert Tobias as a member of the Board.

Based upon a Schedule 13G/A that was jointly filed with the SEC on February 14, 2020 by (i) Medalist, a Delaware limited partnership, (ii) Medalist Partners Harvest Master Fund, Ltd., a Cayman Islands exempted company (“Harvest”) and (iii) Medalist Partners Opportunity Fund A, L.P., a Cayman Islands exempted company (“Opportunity” and, collectively with Harvest, the “Medalist Funds” and, collectively with Harvest and Medalist, the “Reporting Persons”).

Medalist is the investment manager to the Medalist Funds and may be deemed to beneficially own the securities held by the Medalist Funds. As of December 31, 2019, each of Harvest and Opportunity held (a) 1,014,108 shares of Common Stock, (b) warrants (“Medalist Warrants”) exercisable for an aggregate of 236,114 shares of Common Stock and (c) prefunded warrants (“Medalist Prefunded Warrants”) exercisable for an aggregate of 207,182 shares of Common Stock.

The Medalist Warrants and the Medalist Prefunded Warrants are subject to exercise and conversion limitations prohibiting the exercise or conversion of each security to the extent that it would result in the holder, or any of its affiliates, being deemed to beneficially own in excess of 9.99% of the then-outstanding shares of Common Stock. Pursuant to the terms of the 9.99% beneficial ownership limitation and as of December 31, 2019, any Medalist Warrants or Medalist Prefunded Warrants deemed to be beneficially owned by Medalist that would result in its beneficial ownership being in excess of 9.99% are not exercisable and therefore are not reflected in the above calculations of Medalist’s beneficial ownership.

The reported beneficial ownership percentages are based upon 24,570,247 shares of Common Stock, issued and outstanding as of November 12, 2019, as reported by the Company in its Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2019.

The principal business office of the Reporting Persons is 777 Third Avenue, Suite 1402, New York, NY 10017.

(7)	Includes (i) 141,733 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 33,781 shares of Common Stock with exercise prices ranging from $0.79 to $4.50 per share.

(8)	Includes 150,000 shares of restricted Common Stock that is subject to annual vesting over a period of four years beginning September 1, 2019.

(9)	Includes (i) 67,308 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 7,690 shares of Common Stock with exercise prices ranging from $0.79 to $4.50 per share.

(10)	Includes (i) 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 163,803 shares of Common Stock with exercise prices ranging from $3.30 to $6.25 per share. Excludes warrants to purchase 40,816, 122,272, 75,000 and 91,051 shares of Common Stock, with exercise prices of $2.18, $1.66, $0.875 and $0.44, respectively, issued to Alexander Capital, L.P., of which Mr. Gazdak is managing director and the head of investment banking.

(11)	Includes 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

(12)	Includes fully vested warrants to purchase 275,000 shares of Common Stock with an exercise price of $2.00 per share. Excludes 400,000 Deferred Shares issued pursuant to the Deferred Shares Agreement that will vest immediately prior to a Fundamental Transaction.

(13)	Includes (i) 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019, (ii) 133,339 shares of Common Stock owned indirectly by Inizio Capital, (iii) 11,295 shares of Common Stock owned indirectly by Hansong Technology, and (iv) fully vested warrants to purchase 2,283 shares of Common Stock at an exercise price of $5.40 per share owned indirectly by Hansong Technology. Mr. Kristensen serves as a director of Inizio Capital and as a vice president of Hanson Technology, and therefore may have voting or investment power over such shares.

(14)	Includes 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

(15)	Such shares of restricted Common Stock are subject to annual vesting over a period of three years beginning September 1, 2019.

(16)	Mr. Tobias replaced Brian Herr as a director of the Company, effective February 10, 2020.

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DESCRIPTION OF SECURITIES

The following description of our Common Stock, certain provisions of our certificate of incorporation, as amended, bylaws and Delaware law are summaries. You should also refer to certificate of incorporation, as amended, and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 200,000,000 shares of Common Stock, par value $0.0001 per share, and up to 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of March 30, 2020, there are an aggregate of 26,743,765 shares of Common Stock issued and outstanding, held by 127 stockholders of record (which do not include shares of Common Stock held in street name), and an aggregate of 250,000 shares of Series A Preferred Stock issued and outstanding, held by 1 stockholder of record. This number of shares of Common Stock excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of 14,058,939 shares of Common Stock as of March 30, 2020, (b) up to an aggregate of 8,160,000 shares of Common Stock issuable upon conversion of the March 2020 Note (assuming full conversion of the March 2020 Note using a conversion price equal to the Variable Conversion Price), (c) ________ shares of Common Stock underlying the Warrants to be issued in this offering (assuming no exercise of the Underwriter’s over-allotment option), (d) _______ shares of Common Stock underlying the warrants issued to the Underwriter in connection with this offering, (e) 14,088 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 11 months pursuant to the terms of such employee’s restricted stock agreement, (f) 400,000 Deferred Shares under our LTIP issued to Michael Howse, a member of our Board, pursuant the Deferred Shares Agreement, and (g) 250,000 shares of Common Stock issuable upon exercise of 250,000 shares of our Series A Preferred Stock.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the Common Stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of legally available funds. The right of holders of our Common Stock to receive dividends is subject to the rights of holders of Series A Preferred Stock to received dividends pursuant to the Certificate of Designations.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock, including, without limitation, the liquidation preference granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future, including, without limitation, the rights granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

Preferred Stock

Our Board has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

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Our Board may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the Board determines the specific rights attached to that class of preferred stock.

On April 18, 2019, we entered into a Securities Purchase Agreement, dated as of April 18, 2019, with a significant stockholder (the “Preferred SPA”), pursuant to which we issued 250,000 shares of our Series A Preferred Stock, which shares have a stated value of $4.00, grant holders the same voting rights as holders of our shares of Common Stock, and are convertible into shares of our Common Stock at a price of $4.00 per share, which price cannot be reduced below $1.50, and is subject to adjustment under our Certificate of Designations upon certain subsequent transactions and events described therein. See “Certain Relationships and Related Party Transactions – Significant Stockholders.”

Other than the issuance of our Series A Preferred Stock pursuant to the Preferred SPA, we have no present plans to issue any additional shares of preferred stock. However, in the event that we issue additional shares of preferred stock after the date of the offering, the investors in this offering will be diluted.

Warrants

As of March 30, 2020, there were warrants and pre-funded warrants outstanding for the purchase of 14,058,939 shares of Common Stock, of which warrants and pre-funded warrants for the purchase of 13,453,667 shares of Common Stock were immediately exercisable, while warrants to purchase 605,272 shares of Common Stock were not exercisable until a future date.

Registration Rights

Certain holders of the Company’s outstanding warrants, including, but not limited to, warrants issued in connection with the February 2020 Private Placement and the March 2020 Private Placement, which are exercisable for an aggregate of 10,655,975 shares of Common Stock at prices ranging from $0.32 to $10.35, have registration rights which require the Company to file a registration statement to register the shares underlying such warrants.

Pursuant to the Preferred SPA, holders of shares of the Series A Preferred Stock have the right to require the Company to register the shares of Series A Preferred Stock as well as the shares of Common Stock underlying such shares and the warrant issued to Ms. Walsh in connection with the Preferred SPA within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate stated value equal to or exceeding $250,000.

In connection with the February 2020 Private Placement, the Company entered into a registration rights agreement with the investors in such private placement (the “February 2020 RRA”) pursuant to which the Company agreed to file a shelf registration statement on Form S-3 with the SEC on or prior to the 45th day following the applicable closing date of the February 2020 Private Placement covering the registration of all securities issued to such investors. Pursuant to the February 2020 RRA, the Company also granted such investors piggy-back registration rights with respect to the securities issued in connection with the February 2020 Private Placement.

In connection with the March 2020 Private Placement, the Company has agreed to promptly, but no later than April 1, 2020, file with the SEC a registration statement for an underwritten offering in order to address, among other things, the Company’s compliance with Nasdaq Listing Rule 5550(b)(1), and in the event that such offering closes on or prior to 45 days from the date of the March 2020 Purchase Agreement (a “Qualifying Offering”), the Company is obligated to file a registration statement on Form S-1 or Form S-3 with the SEC covering the resale of all shares of Common Stock issuable pursuant to the March 2020 Note and the March 2020 Warrant, respectively (the “Resale Registration Statement”), and to ensure such Resale Registration Statement is declared effective no later than 180 days following the closing date of the March 2020 Private Placement; provided, that if such Qualifying Offering does not close on or prior to 45 days from the date of the March 2020 Purchase Agreement, the Company shall file the Resale Registration Statement immediately following such 45-day period. Pursuant to the March 2020 Purchase Agreement, the Company has also granted the Investor piggy-back registration rights with respect to such underlying shares. Additionally, the Company has granted identical registration rights to Maxim Group LLC, the placement agent for the March 2020 Private Placement (“Maxim”), with respect to the shares of Common Stock underlying a warrant issued to Maxim as partial consideration for serving as placement agent in connection with the March 2020 Private Placement.

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Anti-Takeover Provisions

Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of Common Stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the Board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Nasdaq Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WISA.”

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering (i) ______ shares of our Common Stock and (ii) Warrants to purchase up to _____ shares of our Common Stock. Each share of common stock is being sold together with a Warrant to purchase one-half of one (0.5) share of Common Stock. The shares of Common Stock accompanying Warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Warrants offered hereby.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and VStock Transfer, LLC, as warrant agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

Form. Pursuant to a warrant agent agreement between us and VStock Transfer, LLC, as warrant agent, the Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The Warrants are exercisable at any time after their original issuance, expected to be        , 2020, and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Warrants will have an exercise price of $        per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

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Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Underwriter’s Warrants

Please see “Underwriting — Underwriter’s Warrants” for a description of the warrants we have agreed to issue to Maxim Group LLC, as the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Underwriter’s Warrants prior to the closing of this offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our Common Stock and Warrants issued pursuant to this offering. All prospective non-U.S. holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our Common Stock and Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or former long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock or Warrants.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our Common Stock.

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Distributions

As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock or on the Warrants (as described below under “Constructive Dividends on Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock or the Warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock or Warrants.” Any such distributions would be subject to the discussions below regarding back-up withholding and the Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Constructive Dividends on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “Distributions”.

Exercise or Expiration of Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except possibly to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the Warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the Warrant. The amount paid to purchase our Common Stock and Warrants will be apportioned between them in proportion to the respective fair market values of the Common Stock and Warrants, and the apportioned amount will be the tax basis of the Common Stock and Warrants respectively. The fair market value of our Common Stock for this purpose will generally be its trading value immediately after issuance.

Gain on Sale, Exchange or Other Disposition of Our Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or the Warrants unless:

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●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock or the Warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to United States federal income tax if (A) in the case of our Common Stock, (a) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our Common Stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of the Warrants, either (a)(i) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) the Warrants are not considered regularly traded on an established securities market and (iii) the Non-U.S. Holder does not own, actually or constructively, Warrants with a fair market value greater than the fair market value of 5% of the shares of our Common Stock, determined as of the date that such Non-U.S. Holder acquired its Warrants, or (b)(i) the Warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the Warrants throughout the five-year period ending on the date of the sale or exchange. The Warrants are not expected to be regularly traded on an established securities market. If the foregoing exception does not apply, and we are a USRPHC, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with distributions on our Common Stock or constructive dividends on the Warrants, and the proceeds of a sale or other disposition of the Common Stock or the Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

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Payment of the proceeds of the sale or other disposition of the Common Stock or the Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of the Common Stock or the Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our Common Stock or the Warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or the Warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or the Warrants, and the possible impact of these rules on the entities through which they hold our Common Stock or the Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK AND WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We have entered into an underwriting agreement, dated         , 2020, with Maxim Group LLC, as the representative of the several underwriters named below, with respect to the shares of Common Stock and the accompanying Warrants subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of Common Stock and the accompanying Warrants provided below opposite their respective names.

Underwriter	Number of Shares	Number of Common Warrant Shares
Maxim Group LLC
Total

The underwriters are offering the shares of our Common Stock and accompanying Warrants subject to their acceptance of our Common Stock and the Warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of our Common Stock and related Warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our Common Stock and related Warrants if any such shares of our Common Stock and related Warrants are taken.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional _______ shares of Common Stock and/or Warrants to purchase an additional _________ shares of common stock at the public offering price, less the underwriting discount.

Discounts and Expenses

We have agreed to pay the Underwriters a cash fee equal to 8.0% of the gross proceeds raised in this offering. In addition, for a period of twelve months from the date of the underwriting agreement, if we receive any proceeds from any investor introduced to us by the Representative, subject to certain exceptions set forth therein, during the course of this offering, we will pay the Representative a cash fee equal to 8.0% of such proceeds. The underwriters have advised us that they propose to offer the shares of our Common Stock and related Warrants to the public at the respective public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $               per share of our Common Stock and related Warrants. After this offering, the public offering price and concession to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of our Common Stock and related Warrants are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount payable to the underwriters by us and proceeds before expenses to us, assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares of Common Stock and/or Warrants. The underwriting commissions are equal to the combined public offering price per share, of Common Stock and related Warrants, less the amount per share the underwriters pay us for the shares of Common Stock and Warrants:

	Per Share	Per Warrant	Total without Over- Allotment Option	Total with Over- Allotment Option(1)
Public offering price	$		$	$
Underwriting discount and commissions (8.0%) (2)	$		$	$
Proceeds, before expenses to us (3)	$		$	$

(1) Assumes exercise of the underwriter’s over-allotment to purchase shares of Common Stock and Warrants.

(2) The Underwriter will receive an underwriting discount equal to 8.0% of the gross proceeds in this offering, other than any sales to an investor with whom we have a pre-existing relationship for which the Underwriter will we receive an underwriting discount equal to 4.0%.

(3) Excluding the proceeds, if any, from the exercise of the warrants.

We have also agreed to reimburse the underwriters for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate, including payment of its legal costs and expenses. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and non-accountable expense allowance referred to above, will be approximately $ .

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Lock-up Agreements

We, our officers and directors and the holders of five percent or more (5%) of the outstanding shares of our Common Stock as of the effective date of this offering, have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of Maxim Group LLC. Maxim Group LLC may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Underwriters’ Warrants

We have agreed to issue to Maxim Group LLC warrants (the “Underwriter’s Warrants”) to purchase up to a total of             shares of our Common Stock (5% of the shares of Common Stock sold in this offering, excluding the over-allotment). The Underwriter’s Warrants will be exercisable beginning 180 days following the effective date of the registration statement of which this prospectus is a part. The Underwriters Warrants will be exercisable for a five-year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(i). The Underwriter’s Warrants are exercisable at a per share price equal to $               per share, or 120% of the public offering price per share of Common Stock issued and sold in this offering (based on the initial offering price of $               per share). The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Maxim Group LLC (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the shares of Common Stock underlying the Underwriter’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the shares of Common Stock underlying the Underwriter’s Warrants for a period of 180 days from the effective date of this offering. In addition, the Underwriter’s Warrants provide for registration rights upon request, in certain cases. The one demand registration right provided will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration rights provided will terminate on the seventh anniversary of the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses for one demand registration right and unlimited piggyback registration rights attendant to registering the securities issuable on exercise of the Underwriter’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price of the Underwriter’s Warrants and the shares of Common Stock underlying the Underwriter’s Warrants will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Right of First Refusal

Upon the closing of the offering, for a period of twelve (12) months from such closing, Maxim Group LLC is granted the right of first refusal to act as underwriting and book running manager and/or placement agent for any and all of our future public and private equity, equity-linked, convertible or debt offerings. If the gross proceeds of this offering are $5,000,000 or more, then Maxim Group LLC will be entitled to 100% of the underwriting economics in these future offerings. If the gross proceeds of this offering are less than $5,000,000, then Maxim Group LLC will be entitled to 50% of underwriting economics in such future offerings.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

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●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of the Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Common Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the Underwriter’s websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

On March 22, 2020, we entered into the March 2020 Purchase Agreement with an institutional investor pursuant to which we agreed to issue to the investor in the March 2020 Private Placement a senior secured convertible instrument in the principal amount of $2,040,000 and a warrant to purchase shares of our common stock. Maxim Group LLC served as the sole placement agent for us in connection with the March 2020 Private Placement. In connection with the March 2020 Private Placement, we entered into a placement agency agreement with Maxim Group LLC and agreed to issue to Maxim Group LLC a warrant to purchase up to an aggregate of 408,000 shares (subject to adjustment) of Common Stock (the “Placement Agent Warrant”) at an exercise price of $0.32 per share, which Placement Agent Warrant is exercisable at any time on or after September 19, 2020 and will expire on the fifth (5th) anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of our common stock underlying the Placement Agent Warrant are not covered by a registration statement. In addition, the Placement Agent Warrant includes a registration rights provision granting Maxim Group LLC the same registration rights granted to the investor. Pursuant to the placement agency agreement, in consideration for Maxim Group LLC acting as the placement agent for the March 2020 Private Placement, in addition to the Placement Agent Warrant, we agreed to pay Maxim Group LLC a cash fee of $136,000 and grant Maxim Group LLC a nine-month right of first refusal following the consummation of the March 2020 Private Placement to act as sole book-running manager, underwriter or placement agent in connection with a subsequent public offering by us. See “Prospectus Summary—Recent Developments—March 2020 Senior Secured Convertible Promissory Note” for additional details regarding the March 2020 Private Placement.

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

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Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

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Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Sullivan &Worcester LLP of New York, New York will pass upon the validity of the securities offered hereby. Maxim Group LLC is being represented by Gracin & Marlow, LLP, New York, New York in connection with the offering.

EXPERTS

The consolidated financial statements of Summit Wireless Technologies, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock and Warrants being offered by this prospectus, which constitutes a part of the registration statement. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares of our Common Stock and Warrants offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

INCORPORATION BY REFERENCE

We incorporated by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 25, 2020;

●	our Definitive Proxy Statement on Schedule 14A for our special meeting of stockholders held on March 31, 2020, filed with the SEC on March 9, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2020, March 3, 2020 and March 26, 2020; and

●	our registration statement on Form 8-A filed with the SEC on July 25, 2018.

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We incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716

info@summitwireless.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.summitwireless.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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Summit Wireless Technologies, Inc.

_________ Shares of Common Stock

Common Warrants to Purchase up to ________ Shares of Common Stock

_________ Shares of Common Stock Underlying the Common Warrants

Prospectus

Through and including, 2020 (25 days after the date of this prospectus), all dealers that effect transactions in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee. Except as otherwise noted, all the expenses below will be paid by us.

SEC registration fee		$1,567.34
FINRA filing fee		$2,311.25
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent and registrar fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our Company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The proposed form of underwriting agreement filed as Exhibit 1.1 to this registration statement will provide for indemnification of our directors and officers by the underwriter party thereto against certain liabilities. See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

During February 2016 through October 2016, the Company received total proceeds of $2,880,000 from the issuance of original issue discount convertible notes (“Series C Convertible Notes”) to investors. On February 28, 2018, in connection with the extension of the maturity date of the Series C Convertible Note to August 28, 2018, the Company issued 327 shares of its common stock to a note holder.

Between November 2016 and July 2017, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% OID Senior Secured Convertible Promissory Notes, as amended (“Series D Convertible Notes”), in the aggregate principal amount of $4,716,992 and warrants to purchase 1,022,921 shares of common stock, for total net proceeds to us of $4,330,577, after deducting placement agent fees and other expenses. In addition, in connection with such offering, $3,362,588 of other of our promissory notes (including $2,855,000 of Series C Convertible Notes) and related accrued interest were converted to Series D Convertible Notes.

Between May 2017 and October 2017, we completed a “best efforts” private offering with MARCorp Signal, LLC, an accredited investor, for the sale of 15% OID Senior Secured Convertible Promissory Notes, as amended (“Series E Convertible Note”), in the aggregate principal amount of $5,000,000 and warrants to purchase 1,307,190 shares of common stock, for total net proceeds to us of $4,725,000, after deducting placement agent fees and other expenses. On July 25, 2018, in connection with a settlement agreement between the Company and MARCorp Signal, LLC, the Company issued to such holder a five-year warrant to purchase 487,864 shares of the Company’s common stock in partial consideration for the settlement of certain disputes with respect to the terms of transaction documents entered into between such parties in connection with the issuance of the Series E Convertible Notes.

Between November 2017 and May 25, 2018, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% Senior Secured Convertible Promissory Notes, as amended (“Series F Convertible Notes”), in the aggregate principal amount of $10,570,000 and warrants to purchase 1,174,447 shares of common stock, for total net proceeds to us of $9,624,700, after deducting placement agent fees and other expenses. The placement agents for the Series F Convertible Notes offering were issued five-year warrants to purchase 229,889 and 2,666 shares of common stock, exercisable at $3.96 and $3.60 per share, respectively.

Between April 20, 2018 and June 28, 2018, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% OID Senior Secured Promissory Notes, as amended (“Series G Notes”), in the aggregate principal amount of $2,250,000, for total net proceeds to us of $2,002,000, after deducting placement agent fees and other expenses. The aggregate principal amount of such notes included $50,000 of expense reimbursements payable by the Company to Mr. Moyer that was converted to a Series G Note. On June 28, 2018, we and the holders of the Series G Notes agreed to extend the maturity date from June 30, 2018 to July 15, 2018 in consideration for increasing the original issue discount from 15% to 20% and the issuance of warrants to purchase an additional 208,350 shares of common stock. On July 20, 2018, the holders of the Series G Notes agreed to further extend the maturity date from July 15, 2018 to July 25, 2018, as well as to provide the holders the right to convert into shares of common stock and providing for mandatory conversion upon the Company’s IPO. In consideration for extending the maturity date and agreeing to convert the Series G Notes upon an IPO, the holders were granted warrants to purchase an additional 625,000 shares of common stock. The placement agent for the Series G Notes offering was issued five-year warrants to purchase 15,278 and 43,617 shares of common stock, exercisable at a $3.30 and $4.95 per share, respectively.

In connection with the termination of the Company’s Carve-Out Plan (the “Carve-Out Plan”) and the approval of the Company’s 2018 Long-Term Stock Incentive Plan on January 31, 2018, the Company’s board of directors approved the issuance to its employees and directors 1,284,470 and 153,126 shares of restricted common stock, respectively.

On July 25, 2018, in connection with the Company’s IPO, an aggregate of $28,997,000 of principal under all of the Company’s outstanding convertible notes, and all accrued interest, were automatically converted into a total of 9,527,144 shares of common stock, at a conversion price of $4.00 for the Series C Convertible Notes, $3.75 for the Series D Convertible Notes, $3.00 for the Series F Convertible Notes, $2.00 for the Series G Notes, and at an average conversion price $3.90 for all other outstanding convertible notes. On July 25, 2018, in connection with the Company’s IPO, holders of 2,762,594 shares of the Company’s preferred stock were automatically converted into a total of 2,762,594 shares of common stock at a ratio of 1-to-1.

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On July 26, 2018, the Company issued 40,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing business advisory services to the Company for a period of two months.

On August 7, 2018, the Company issued a three-year warrant to purchase 50,000 shares of common stock at a per share price of $3.00 to a consultant pursuant to a consulting agreement in consideration for providing business advisory services to the Company for a period of three months.

On August 27, 2018, the Company issued 9,160 shares of restricted common stock to a consultant pursuant to a website development agreement in partial consideration for providing website development services to the Company in early 2018.

On September 25, 2018, the Company issued 20,000 shares of restricted common stock to a consultant pursuant to a media advertising agreement in partial consideration for providing certain media agent services to the Company for a period of 180 days.

On September 25, 2018, the Company issued 25,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing certain consulting services to the Company for a period of one year.

On October 30, 2018, the Company issued a five-year warrant to purchase 40,000 shares of common stock at a per share price of $4.95 to a consultant pursuant to a consulting agreement in consideration for providing investor and media agent services to the Company for a period of one year.

Pursuant to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), in consideration for him serving as our interim chief strategy officer and as a member of our board of directors, the Company issued Mr. Howse (i) a warrant to purchase 110,000 shares of common stock, exercisable at a per share price of $2.00, which is currently fully vested and (ii) a warrant to purchase 165,000 shares of common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our board of directors, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant, including without limitation, certain anti-dilution rights. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our board of directors for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime.

In connection with the Howse Agreement, the Company also granted Mr. Howse up to 400,000 deferred shares under the LTIP (the “Deferred Shares”) pursuant to a Deferred Shares Agreement, entered into as January 4, 2019. Pursuant to such agreement, if a Fundamental Transaction (as defined in the Howse Agreement) has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as the Company’s interim chief strategy officer or (ii) on the Company’s board of directors, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration (as defined in the Howse Agreement) paid for the Company in such transaction, which number of Deferred Shares that shall vest to double in the event that the Company does not incur General Expenses (as defined in the Howse Agreement).

Pursuant to a Securities Purchase Agreement, dated April 18, 2019 (the “Purchase Agreement”), the Company offered up to twelve tranches (each, a “Tranche”), (i) up to 1,250,000 shares of Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with a stated value of $4.00 (the “Stated Value”), for an aggregate purchase price of up to $5,000,000, and (ii) in each Tranche, warrants (the “Warrants”) to purchase up to an aggregate of such number of shares of common stock determined by dividing the Stated Value of the Preferred Stock for such Tranche by the closing price of such common stock quoted on the Trading Market (as defined in the certificate of designations of the preferences, rights and limitations of the Preferred Stock (the “Certificate”)) on the Trading Day (as defined in the Certificate) prior to the closing of such Tranche, multiplied by fifty percent (50%). In connection with the initial Tranche, the Company issued to a significant stockholder of the Company, 250,000 shares of Series A Preferred Stock and a warrant to purchase 255,102 shares of our common stock in consideration for $1,000,000, and the Company also issued to Alexander Capital, L.P., the placement agent in connection with such offering, a warrant to purchase 40,816 shares of common stock.

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Pursuant to the Certificate, the shares of Preferred Stock are convertible by the holders at any time, in whole or in part, by multiplying such shares by the ratio of the stated value by the conversion price of such shares, which is initially fixed at a price of $4.00 per share (the “Fixed Conversion Price”), which price cannot be reduced below of $1.50, and is subject to adjustment under the Certificate upon certain subsequent transactions and events described therein. In the event that the closing price of our common stock on a Trading Day as quoted on the Trading Market is less than the Fixed Conversion Price (subject to adjustment for reverse and forward stock splits and the like), the Fixed Conversion Price shall be reduced to equal 95% of the average of the lowest VWAP (as defined in the Certificate) out of the prior 10 consecutive Trading Days prior to the date on which the holder of Preferred Stock delivers a notice of conversion to the Company to convert such holder’s Preferred Stock.

The Preferred Stock is subject to customary adjustments for any share dividend, share split, share combination, reclassification or similar transaction. Dividends are payable in cash or in kind to the holders of Preferred Stock at a rate of 8% per annum, payable upon conversion of the Preferred Stock. In addition, upon a Triggering Event (as defined in the Certificate), which includes any default by the Company in the payment of amounts owed to a holder on the Preferred Stock and other customary events of default under the Certificate, each holder of Preferred Stock has the right to require the Company to redeem each share of Preferred Stock held by such Holder for a redemption price equal to 120% of the Stated Value and all accrued but unpaid dividends on such shares in addition to the payment of all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

The Warrants issued by the Company pursuant to the Purchase Agreement will represent 50% warrant coverage of the shares of Preferred Stock issued pursuant to each Tranche. The Warrants are immediately exercisable, have a five-year life and have an exercise price equal to the closing price of our common stock on the Trading Day prior to a Closing (as defined in the Purchase Agreement), plus $0.02. The Warrant issued to Alexander Capital, L.P. in connection with the Purchase Agreement is exercisable for 110% of the exercise price of the Warrants issued to investors pursuant to the Purchase Agreement. The Warrants are subject to 4.99/9.99% blockers and subject to adjustment for stock dividends and splits.

Pursuant to the Purchase Agreement, (A) holders of the Preferred Stock have the right to require the Company to register the Preferred Stock and the shares of our common stock underlying the Preferred Stock and Warrants within 180 days of the Closing Date (as defined in the Purchase Agreement) on which purchasers have committed to purchase an aggregate of amount of Preferred Stock with an aggregate Stated Value equal to or exceeding $1,000,000; and (B) so long as (i) purchasers hold shares of Preferred Stock with an aggregate Stated Value equal to or exceeding $250,000, holders of Preferred Stock have a right of first refusal with respect to a Subsequent Financing (as defined in the Purchase Agreement) effected by the Company, and (ii) purchasers hold shares of Preferred Stock with an aggregate Stated Value equal to or exceeding $500,000 and a Subsequent Financing occurs, such holders have a right to tender such shares for the securities offered pursuant to such Subsequent Financing. Pursuant to the Certificate, the Purchase Agreement, and the Warrants, unless the Company obtains stockholder approval pursuant to the rules and regulations of Nasdaq. The Company cannot issue shares of common stock upon conversion of the Preferred Stock or exercise of the Warrant, as applicable, in the event that such issuance exceeds 19.99% of the issued and outstanding shares of common stock as of April 18, 2019.

On November 21, 2019, as a material inducement to George Oliva’s acceptance of employment as the Company’s Chief Financial Officer, the Company issued Mr. Oliva 150,000 shares of restricted stock of the Company (the “Stock Award”). The Stock Award was approved by the compensation committee of the Company’s board of directors and such shares were issued in accordance with Nasdaq Listing Rule 5635(c)(4) outside of the LTIP. Pursuant to an amended and restated offer letter, dated October 4, 2019,, such shares will vest equally over a period of four years, with the first tranche to vest on September 1, 2020, and in the event that Mr. Oliva is (i) terminated without cause within one year of a change in control of the Company (defined as over a 50% change in ownership of the Company) or (ii) his role is diminished as a result of such change in control, all incentive equity compensation granted to him will fully accelerate and vest.

On May 30, 2019, the Company issued 11,250 fully vested shares of restricted common stock to a consultant pursuant to an investor relations consulting agreement, in partial consideration for providing certain investor relations and financial media relations services to the Company for six months.

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On May 30, 2019, the Company issued 5,280 fully vested shares of restricted common stock to a consultant pursuant to a consulting agreement in partial consideration for providing certain marketing services to WiSA, LLC, a Delaware limited liability company and one of the Company’s wholly-owned subsidiaries, for an initial term of six months.

On May 30, 2019, the Company issued 30,000 fully vested shares of restricted common stock to a consultant pursuant to a consulting agreement, as amended, in partial consideration for providing certain investor relations services to the Company for a period of six months.

On June 26, 2019, the Company issued 100,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing certain business advisory services to the Company in connection with its Public Offering.

On July 9, 2019, the Company granted warrants to purchase up to 40,000 shares of common stock to Lippert/Heilshorn Associates Inc. The warrants have an exercise price of $1.24 per share and are fully vested. The fair value of the warrants at issuance was $23,000. The fair value of the warrants was estimated using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.16, expected dividend yield 0%, expected volatility 58%, risk-free interest rate 1.88% and expected life of 5.0 years. The fair value was recorded as professional services with the offset to additional paid-in capital.

On August 14, 2019, the Company granted warrants to purchase up to 50,000 shares of common stock to DFC Advisory Services, LLC. The warrants have an exercise price of $1.31 per share and are fully vested. The fair value of the warrants at issuance was $23,000. The fair value of the warrants was estimated using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.01, expected dividend yield 0%, expected volatility 58%, risk-free interest rate 1.51% and expected life of 5.0 years. The fair value was recorded as professional services with the offset to additional paid-in capital.

Between September 25, 2019 and October 8, 2019, the Company and certain holders (each a “Holder” and collectively, the “Holders”) of the Company’s common stock purchase warrants, with exercise prices between $3.00 and $5.40 (collectively, the “Original Warrants”), including the Company’s Series D common stock purchase warrants, Series F common stock purchase warrants (the “Series F Warrants”) and Series G common stock purchase warrants (the “Series G Warrants”), entered into Warrant Amendment and Exercise Agreements (the “Warrant Amendment Agreements”), pursuant to which the Company agreed to reduce the exercise price of each Original Warrant to $0.80 (the “Reduced Exercise Price”), and for each Original Warrant exercised by a Holder at the Reduced Exercise Price, the Company agreed to reduce the exercise price of Original Warrants to purchase up to an equivalent number of shares of Common Stock (the “Amended Warrants”) to $0.79 (the “Amended Exercise Price”). The Company entered into Warrant Amendment Agreements with 24 Holders, under which Original Warrants were exercised for a total of 1,044,861 shares of Common Stock and the Company received gross proceeds of $836,000. Remaining Original Warrants for 1,333,860 shares of Common Stock had their exercise price adjusted to the Amended Exercise Price of $0.79.

Additionally, pursuant to the Warrant Amendment Agreements, the Company agreed to prepare and file with the SEC, as soon as practicable, but in no event later than November 4, 2019 (as extended by the Settlement Agreements (as defined below) to November 18, 2019), a registration statement on Form S-3 to register all shares of Common Stock received by the Holders upon exercise of any Warrant (as defined in the Warrant Amendment Agreements) and all shares of Common Stock underlying the Original Warrants (as defined in the Warrant Amendment Agreements) (such issued and underlying shares, the “Resale Shares”).

From November 3, 2019 to November 6, 2019, the Company entered into settlement agreements (each a “Settlement Agreement” and collectively, the “Settlement Agreements”) with each of the Holders (other than the Medalist Funds, whose Settlement Agreement is described below) pursuant to which the Company agreed to issue such Holders an aggregate of 152,944 additional shares of common stock, with such shares meant to compensate such Holders for the difference between the Amended Exercise Price and the lower priced shares that were offered to investors in connection with the Company’s earlier registered direct offering of an aggregate of 2,500,000 shares of Common Stock, priced at $0.70 per share, that the Company closed on October 16, 2019 (the “Registered Direct Offering”). In addition, pursuant to the Settlement Agreements, the Company and the Holders agreed to extend the date by which the Company would file a registration statement on Form S-3 to register all of the Resale Shares from November 4, 2019 to November 18, 2019.

On January 23, 2020, we entered into a funding agreement, as amended (the “Funding Agreement”), which provided for the issuance to an unaffiliated accredited investor of a convertible promissory note in the principal amount of $111,100, reflecting a 10% original issue discount, 10,000 shares of our Common Stock and a five-year warrant exercisable for 158,714 shares of our Common Stock at an exercise price of $0.49 per share in consideration for $100,000, which was funded on January 24, 2020. Additionally, pursuant to the Funding Agreement, such investor was granted a most favored nation right. As of March 31, 2020, the outstanding debt owed to such investor pursuant to the Funding Agreement has been fully repaid.

On February 28, 2020, the Company completed a private placement (the “February 2020 Private Placement”) of $835,000 of units (the “Units”), each consisting of (i) one (1) share of Common Stock and (ii) a warrant to purchase 0.50 of a share of Common Stock (the “February 2020 Warrants”), at a price per Unit of $0.4585. The Units were issued pursuant to a Unit Purchase Agreement, dated February 4, 2020, and a subscription agreement, dated February 28, 2020 by and among the Company and the purchasers signatory thereto. The February 2020 Private Placement, which was priced above market, resulted in gross proceeds of $835,000 before fees and other expenses associated with the transaction. The proceeds of such offering are being used primarily toward increasing stockholders’ equity in order to comply with Nasdaq Listing Rule 5550(b) and for general corporate purposes. The February 2020 Warrants are exercisable to purchase up to an aggregate of 906,390 shares of Common Stock commencing on the date of issuance at an exercise price of $0.49 per share, subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The February 2020 Warrants are exercisable immediately and will expire on the close of business on February 28, 2025. The exercise of the February 2020 Warrants are subject to beneficial ownership limitations such that each holder of such February 2020 Warrant may exercise it to the extent that such exercise would result in such holder being the beneficial owner in excess of 4.99% (or, upon election of such holder, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

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On March 30, 2020, the Company completed a private placement (the “March 2020 Private Placement”) of a senior secured convertible instrument (the “March 2020 Note”) and a warrant (the “March 2020 Warrant”) to purchase 4,553,571 shares of Common Stock. The March 2020 Note and March 2020 Warrant were issued pursuant to a securities purchase agreement (the “March 2020 Purchase Agreement”), entered into as of March 22, 2020, by and between the Company and an institutional investor (the “Investor”). The March 2020 Private Placement resulted in gross proceeds of $1,700,000, before fees and other expenses associated with the transaction, including but not limited to, an $85,000 commitment fee payable to the Investor. The net proceeds to be received by the Company in connection with the March 2020 Private Placement will be used primarily for working capital, debt repayment and general corporate purposes. Additionally, the Company agreed to issue to Maxim Group LLC, the placement agent for the March 2020 Private Placement, a warrant to purchase up to an aggregate of 408,000 shares of Common Stock, subject to adjustment, as partial consideration for serving as placement agent in connection with the March 2020 Private Placement.

The sale and the issuance of the foregoing notes, warrants and shares of Common Stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was either (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor acquired the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor had knowledge and experience in financial and business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor had no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon these exemptions.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Placement Agency Agreement by and between the Company and the Placement Agent. (11)

1.2*	Form of Underwriting Agreement by and between the Company and Maxim Group LLC.

2.1	Certificate of Conversion of Summit Semiconductor, Inc. (2)

2.2	Plan of Conversion of Summit Semiconductor, Inc. (2)

3.1(i)	Certificate of Incorporation of Summit Semiconductor, Inc. (1)

3.1(ii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (3)

3.1(iii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (4)

3.1(iv)	Form of Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock. (10)

3.2(i)	Bylaws of Summit Semiconductor, Inc. (1)

4.1	Form of Common Stock Certificate. (6)

4.2	Form of Common Stock Purchase Warrant issued to holders of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

4.3	Form of Amended and Restated Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.4	Form of Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.5	Form of Common Stock Purchase Warrant issued to holders of Series F Senior Secured 15% Convertible Notes. (1)

4.6	Form of Common Stock Purchase Warrant issued to holders of Series G 15% Original Issue Discount Senior Secured Promissory Notes in June 2018. (1)

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4.7	Form of Common Stock Purchase Warrant issued to holders of Series G 20% Original Issue Discount Senior Secured Promissory Notes in July 2018. (2)

4.8	Amended and Restated Common Stock Purchase Warrant to purchase 110,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.9	Amended and Restated Common Stock Purchase Warrant to purchase 165,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.10	Form of Common Stock Purchase Warrant issued to holder of Series A 8% Senior Convertible Preferred Stock. (7)

4.11	Form of Pre-Funded Common Stock Purchase Warrant. (8)

4.12	Form of Amendment No. 1 to Series F Common Stock Purchase Warrant. (8)

4.13	Form of Common Stock Purchase Warrant, dated February 2020. (9)

4.14	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934. (10)

4.15	Form of Senior Secured Convertible Instrument, dated March 2020. (11)

4.16	Form of Common Stock Purchase Warrant, dated March 2020. (11)

4.17	Form of Placement Agent Warrant, dated March 2020. (11)

4.18*	Form of Common Warrant.

4.19*	Form of Warrant Agent Agreement.

4.20*	Form of Underwriter’s Warrant.

5.1**	Opinion of Sullivan & Worcester LLP.

10.1	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.2	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.3	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.4	Form of Indemnity Agreement by and between Summit Semiconductor, Inc., and each of its directors and executive officers. (1)

10.5	Employment Agreement between FOCUS Enhancements, Inc. and Brett Moyer, dated August 6, 2002. (1)

10.6	First Amendment to Employment Agreement by and between Summit Semiconductor, LLC and Brett Moyer, effective May 2, 2011. (1)

10.7	Executive Employment Agreement between FOCUS Enhancements, Inc. and Gary Williams, dated May 28, 2004. (1)

10.8	First Amendment to Executive Employment Agreement by and between Summit Semiconductor, LLC and Gary Williams, effective May 2, 2011. (1)

10.9	Offer Letter from Summit Semiconductor, Inc. to Michael Howse, dated April 6, 2018. (1)

10.10	Amendment to Agreement, effective as of December 27, 2018, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.11	Deferred Shares Agreement, entered into as of January 4, 2019, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.12	Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated June 11, 2015, as amended. (1)

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10.13	First Amendment to Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated July 31, 2018. (6)

10.14	Form of Securities Purchase Agreement between Summit Semiconductor, LLC and the purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

10.15	Form of Amendment to Series D Transaction Documents. (1)

10.16	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series E Senior Secured Original Issue Discount Convertible Notes. (1)

10.17	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 18, 2016. (1)

10.18	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 30, 2016. (1)

10.19	Management Rights Letter, dated May 17, 2017, between Summit Semiconductor, LLC and MARCorp Signal, LLC. (1)

10.20	Settlement Agreement, dated July 25, 2018, between Summit Semiconductor, Inc. and MARCorp Signal, LLC. (5)

10.21	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series F Senior Secured 15% Convertible Notes. (1)

10.22	Form of Amendment to Series F Transaction Documents. (2)

10.23	Form of Series G Subscription Agreement by and among Summit Semiconductor, Inc. and the purchasers of Series G 15% Original Issue Discount Senior Secured Promissory Notes. (1)

10.24	Form of Amendment to Series G Transaction Documents. (1)

10.25	Form of Securities Purchase Agreement, dated April 18, 2019, by and among Summit Wireless Technologies, Inc. and certain purchasers of Series A 8% Senior Convertible Preferred Stock. (10)

10.26	Form of Series F Warrant Amendment and Exercise Agreement by and between the Company and each of the Medalist Funds. (8)

10.27	Form of Series G Warrant Amendment and Exercise Agreement by and between the Company and each of the Medalist Funds. (8)

10.28	Form of Warrant Amendment and Exercise Agreement by and between the Company and certain other holders of the Company’s common stock purchase warrants. (8)

10.29	Form of Warrant Settlement Agreement by and between the Company and certain holders of the Company’s common stock purchase warrants. (8)

10.30	Form of Warrant Settlement Agreement by and between the Company and the Medalist Funds. (8)

10.31	Amended and Restated Offer Letter from Summit Wireless Technologies, Inc. to George Oliva, dated October 4, 2019. (10)

10.32	Form of Unit Purchase Agreement, dated February 2020, by and among the Company and the purchasers signatory thereto. (9)

10.33	Form of Subscription Agreement, dated February 2020, by and among the Company and the purchasers signatory thereto. (9)

10.34	Form of Securities Purchase Agreement, dated March 2020, by and between the Company and the Investor. (11)

10.35	Form of Security Agreement, dated March 2020, by and between the Company and the Investor. (11)

10.36	Form of Security Agreement, dated March 2020, by and between WiSA and the Investor. (11)

10.37	Form of Trademark Security Agreement, dated March 2020, by and between the Company and the Investor. (11)

10.38	Form of Trademark Security Agreement, dated March 2020, by and between WiSA and the Investor. (11)

10.39	Form of Patent Security Agreement, dated March 2020, between the Company and the Investor. (11)

10.40	Form of Pledge Agreement, dated March 2020, between the Company, WiSA and the Investor. (11)

10.41	Form of Guaranty, dated March 2020. (11)

21.1	List of Subsidiaries. (10)

23.1*	Consent of BPM LLP.

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23.2**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.
**	To be filed by amendment.

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 2, 2018.

(2)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 23, 2018.

(3)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 25, 2018.

(4)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 14, 2018.

(5)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 15, 2018.

(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 29, 2019.

(7)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-230952) with the SEC on April 19, 2019.

(8)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 14, 2019.

(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on March 3, 2020.

(10)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 25, 2020.

(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on March 26, 2020.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)	(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 31st day of March, 2020.

SUMMIT WIRELESS TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Brett Moyer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Brett Moyer and George Oliva, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Moyer	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	March 31, 2020
Brett Moyer

/s/ George Oliva	Chief Financial Officer (principal financial officer)	March 31, 2020
George Oliva

/s/ Gary Williams	Chief Accounting Officer (principal accounting officer)	March 31, 2020
Gary Williams

/s/ Jonathan Gazdak	Director	March 31, 2020
Jonathan Gazdak

/s/ Dr. Jeffrey M. Gilbert	Director	March 31, 2020
Dr. Jeffrey M. Gilbert

/s/ Helge Kristensen	Director	March 31, 2020
Helge Kristensen

/s/ Sam Runco	Director	March 31, 2020
Sam Runco

/s/ Robert Tobias	Director	March 31, 2020
Robert Tobias

Director
Michael Howse

/s/ Lisa Cummins	Director	March 31, 2020
Lisa Cummins

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